UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
A. M. CASTLE & CO.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

A. M. CASTLE & CO.

Brian P. Anderson
Chairman of the Board

March 12, 2013

Dear Stockholder of A. M. Castle & Co.:

You are cordially invited to attend our 2013 Annual Meeting of Stockholders of A. M. Castle & Co. (“Castle”), which will be held on Thursday, April 25, 2013, at 10:00 a.m., Central Daylight Time, at our offices at 1420 Kensington Road, Suite 220, Oak Brook, Illinois 60523.
This year, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.
Your vote is important. Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your shares are represented at the annual meeting.

Thank you for your continued interest in Castle.

Sincerely,

Brian P. Anderson
Chairman of the Board

A. M. CASTLE & CO.
1420 Kensington Road, Suite 220
Oak Brook, IL 60523
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 25, 2013

NOTICE IS HEREBY GIVEN that the 2013 annual meeting of stockholders (the “Annual Meeting”) of A. M. Castle & Co., a Maryland corporation (“Castle” or the “Company”), will be held at the Company's offices at 1420 Kensington Road, Suite 220, Oak Brook, Illinois 60523 on Thursday, April 25, 2013, at 10:00 a.m., Central Daylight Time, for the purposes of considering and voting upon the following:

1.	To elect the 10 directors named in the attached proxy statement;

2.	To approve an amendment to the 2008 A.M. Castle & Co. Omnibus Incentive Plan (the “Plan”) to increase the share reserve by 600,000 shares;

3.	To approve our executive compensation;

4.	To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

5.	To conduct any other business that may properly come before the Annual Meeting.

The Board of Directors (the “Board”) of the Company has fixed the close of business on March 1, 2013, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

This year, we have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission's “notice and access” rules. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of our proxy materials. The Notice contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. This approach provides increased flexibility and timeliness with respect to the manner in which stockholders receive the information, while lowering our costs of delivery and reducing the environmental impact of printing paper copies.

Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone, or, if you receive printed proxy materials, by mailing a proxy card. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail. If for any reason you should decide to revoke your proxy, you may do so at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,

Robert J. Perna
Vice President,
Oak Brook, IL	General Counsel and Secretary
March 12, 2013
Important Notice Regarding the Availability of Proxy Materials
for the Stockholders Meeting to Be Held on April 25, 2013:
The Proxy Statement and Annual Report are available at www.proxyvote.com

A. M. CASTLE & CO.
1420 Kensington Road, Suite 220, Oak Brook, IL 60523
PROXY STATEMENT FOR
2013 ANNUAL MEETING OF STOCKHOLDERS

y constitutes and a
GENERAL INFORMATION

The Board of Directors (“Board”) of A. M. Castle & Co. (“Castle” or the “Company”) is soliciting the enclosed proxy for use at our 2013 Annual Meeting of stockholders and any adjournments or postponements thereof (the “Annual Meeting”). As of the close of business on March 1, 2013, the record date established for determining the stockholders entitled to notice of and to vote at the Annual Meeting, there were 23,209,389 outstanding shares of the Company's common stock. Each share of common stock outstanding on the record date is entitled to one vote on all matters submitted at the Annual Meeting. If you are a participant in any of the Company's 401(k) or employee benefit plans, your proxy card will represent the number of shares allocated to your account under the plans and will serve as a direction to the plan's trustee as to how the shares in your account are to be voted.

On or around March 12, 2013, a full set of proxy materials, including a copy of the proxy statement, the annual report and a proxy card, was first sent or made available to our stockholders of record.

Solicitation Costs

All of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith will be paid by the Company, including, upon request, expenses incurred in forwarding proxies and proxy statements to beneficial owners of stock held in the name of another. The Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies. Innisfree M&A Incorporated fees are estimated to be $15,000, plus out-of-pocket expenses, to assist with the solicitation. Officers, directors and employees of the Company may also solicit proxies from certain stockholders; however, no additional compensation will be paid to those individuals for these activities.

Voting Securities
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Shares that are present and entitled to vote on any of the proposals to be considered at the Annual Meeting will be considered to be present at the Annual Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will also be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.
If your shares are held in street name, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Under New York Stock Exchange (“NYSE”) rules, your broker may vote shares held in street name on certain “routine” matters. We believe that only Proposal 4 (ratification of appointment of independent auditors) will be considered a routine matter for this meeting. As a result, your broker is permitted to vote your shares on that proposal at its discretion if it does not receive instruction from you. All proposals that stockholders will consider at the Annual Meeting, other than Proposal 4, are non-routine matters and if a beneficial owner of the shares has not provided voting instructions to the brokerage firm with respect to the proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.
With respect to Proposal 1, Directors are elected by a plurality of the votes cast, meaning that the director nominees with the most affirmative votes are elected to fill the available seats. You may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the results of the vote. If any nominee for director fails to receive the affirmative vote of a plurality of the shares at the Annual Meeting, the majority of the directors then in office will be entitled under our Charter and Bylaws to fill the resulting vacancy on the Board. Each director chosen in this manner will hold office for a term expiring at our next annual meeting of stockholders and until his or her successor is duly elected and qualified.
Under our Corporate Governance Guidelines, any director failing to receive a majority of the votes cast must offer to resign following the certification of the stockholder vote. The board must act on the offer of resignation within 90 days of the certification of stockholder vote and publicly disclose its decision. For purposes of this provision of our Corporate Governance

Guidelines, only votes “FOR” or “WITHHELD” from a given candidate will be counted as votes cast. Abstentions and broker non-votes will not count.
For approval of the increase of 600,000 shares of the Company's common stock authorized for issuance under our 2008 A.M. Castle & Co. Omnibus Incentive Plan (Proposal 2), the affirmative vote of a majority of all of the shares cast at the Annual Meeting is required for approval, provided that shareholders holding a majority of the outstanding shares of our common stock actually cast votes on this proposal. Accordingly, an abstention will have the effect of a vote against this proposal, and broker non-votes will have the same effect as votes against this proposal, unless holders of a majority of the outstanding shares of our common stock actually cast votes on this proposal, in which event broker non-votes will not have any effect on the results of the vote.
The proposal to approve our executive compensation (Proposal 3) represents an advisory vote and the results will not be binding on the Board or the Company. The affirmative vote of a majority of all of the shares cast at the Annual Meeting will constitute the stockholders' non-binding approval with respect to our executive compensation programs. The Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. For purposes of this advisory vote on the say-on-pay proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote.
The affirmative vote of the majority of all of the votes cast at the Annual Meeting is required for the adoption of the proposal to ratify the appointment of independent auditors (Proposal 4); accordingly, abstentions will not be counted as votes cast and will have no effect on the results of the vote.
All shares entitled to vote and represented by properly executed and unrevoked proxies will be voted at the Annual Meeting in accordance with the instructions given therein. If no instructions are indicated on a properly executed proxy (other than broker non-votes), the shares represented by that proxy will be voted as recommended by the Board.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters to the same extent as the person signing the proxy would be entitled to vote. It is not currently anticipated that any other matters will be raised at the Annual Meeting.

Revocability of Proxy

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by filing with the Company's Corporate Secretary, at or before taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares. A proxy may also be revoked by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not itself revoke a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to A. M. Castle & Co., 1420 Kensington Road, Suite 220, Oak Brook, Illinois 60523, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary, at or before the taking of the vote at the Annual Meeting.

Householding of Proxy Materials

The U.S. Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker directly or direct your written request to: Corporate Secretary, A. M. Castle & Co., 1420 Kensington Road, Suite 220, Oak Brook, Illinois 60523. Stockholders who currently receive multiple copies of their proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Internet Availability Of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. As more fully described in the Notice of Internet Availability of Proxy Materials, shareholders may choose to access our proxy materials at www.proxyvote.com or may request a printed set of our proxy materials. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board consists of 10 directors. All members of the Board are elected annually. Ten directors will be elected at the Annual Meeting. All directors are elected for a term of one year, until the 2014 annual meeting of stockholders, and until their successors are elected and qualified. If any of the nominees unexpectedly becomes unavailable for election, proxy holders may vote for a substitute nominee designated by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the meeting. All nominees are currently members of our Board.

Under the Company's Corporate Governance Guidelines, no director shall be re-nominated for election following his or her 72nd birthday. On the recommendation of the Governance Committee, the Board may waive this requirement as to any director if it deems a waiver to be in the best interests of the Company.

The following information is given as of the date of this proxy statement for each individual who has been recommended for election by the Board. All of our director nominees bring to our Board a wealth of leadership experience and have demonstrated business acumen and an ability to exercise sound business judgment. They also bring extensive Board experience. In addition, we believe all of our director nominees have a reputation for integrity, honesty and adherence to the highest ethical standards. The biographies of each of the director nominees is set forth below and includes the name of each nominee, the year in which each nominee first became a director of the Company, the nominee's age, business experience for the past five years, the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and individual experiences, qualifications, attributes or skills that caused the Governance Committee and the Board to determine that the person should serve as a director for the Company.

The Board recommends a vote “FOR” the nominees presented in Proposal 1.

Brian P. Anderson	Director since 2005	Age 62

Non-executive Chairman of the Board of the Company since April 2010. Former Executive Vice President/CFO of OfficeMax, Incorporated, a distributor of business to business and retail office products, from 2004 to 2005. Prior to assuming this position in 2004, Mr. Anderson was Senior Vice President and Chief Financial Officer of Baxter International, Inc., a medical products and services company, from 1998 to 2004. Mr. Anderson is also a director of W.W. Grainger, Inc. since 1999, PulteGroup, Inc. since 2005 and James Hardie Industries, SE since 2006.

Mr. Anderson served as the chief financial officer of two publicly-traded companies, held finance positions including corporate controller and vice president of audit and was an audit partner at an international public accounting firm.  As a result, he has in-depth knowledge of accounting and finance as well as familiarity in risk management and risk assessment and the application of the Committee of Sponsoring Organizations of the Treadway Commission internal controls framework.  In addition, while serving as a chief financial officer of one of the two publicly-traded companies, Mr. Anderson also had primary responsibility for the supply chain and logistics of that company. Mr. Anderson presently serves on the compensation committee of one public company, the governance committee of three, and the Audit committee of three.

Scott J. Dolan	Director since October 2012	Age 42

President and Chief Executive Officer of the Company since October 2012. Prior to joining the Company, Mr. Dolan served as Senior Vice President, Airport Operations and Cargo, of United Continental Holdings, Inc., a $37 billion publicly traded provider of passenger and cargo air transportation services, and its principal wholly-owned subsidiaries, United Airlines and Continental Airlines, from 2010 to 2011.  From 2004 until 2010, Mr. Dolan served as Senior Vice President, Airport Operations and President, United Cargo (2006-2010) and as Senior Vice President and President, United Cargo (2004-2006) for UAL Corporation and its principal subsidiary, United Airlines.  Mr. Dolan worked at Atlas Air Worldwide Holdings, Inc., a global airfreight company, from 2002 to 2004, where he served as Senior Vice President and Chief Operating Officer from 2003 to 2004 and as Vice President, Business Integration from 2002 to 2003.  Prior to joining Atlas Air, Mr. Dolan spent five years at General Electric Company, where he served in a variety of positions including Vice President, Operational Performance, Polar Air Cargo, a subsidiary of GE Capital Aviation Services.

Mr. Dolan's day to day leadership, as Chief Executive Officer of the Company, provides him with a deep understanding of our operations. His experience in leading complex, worldwide business operations also provides valuable global, logistics and operational expertise to the Board.

Reuben S. Donnelley	Director since 2011	Age 54

Mr. Donnelley is currently a broker at Cassandra Trading Group, L.L.C., a registered broker-dealer and market maker, a position he has held since 2005. He is also a director of Simpson Estates, Inc., a private asset management firm, since 1996, and General Partner of W.B. & Co., a nominee partnership, since March 2013.

Mr. Donnelley's years of experience with capital market transactions and private equity investments provides valuable financial expertise to the Board, including extensive experience with investments in both public and private companies.

Ann M. Drake	Director since 2007	Age 65

Chairman and Chief Executive Officer of DSC Logistics, Inc., a privately owned logistics and supply chain management company, since 1994.

Ms. Drake's position as Chief Executive Officer of DCS Logistics, Inc. brings to the Board senior executive experience leading growth, combined with strong knowledge of technology, logistics and supply chain management issues.

Patrick J. Herbert, III	Director since 1996	Age 63

General Partner of W. B. & Co., a nominee partnership, since 1992. Chief Executive Officer and President of Simpson Estates, Inc., a private asset management firm, from 1992 to 2012.

Mr. Herbert's years of executive experience with private equity investments and portfolio management provides valuable financial expertise to the Board, including extensive experience with capital market transactions and investments in both public and private companies.

Terrence J. Keating	Director since 2007	Age 63

Chairman of Accuride Corporation, a manufacturer of steel and forged aluminum wheels for vehicles, from 2007 to 2009. Mr. Keating served as Chief Executive Officer of Accuride from 2002 to 2007; and was President from 2002 to 2007. Mr. Keating served as a director of Accuride from 2002 to 2009. He is also a director of Dana Holding Corporation since 2008.

Mr. Keating's service as Chief Executive Officer of Accuride Corporation provides the Board a perspective of someone with all facets of a worldwide business, including executive experience leading public company operations and strategic planning. He also has experience overseeing financial reporting and through his service on the board of Dana Holding Corporation, has valuable experience in governance and audit issues.

James D. Kelly	Director since 2010	Age 60

Retired Vice President - Enterprise Initiatives for Cummins Inc., a global manufacturer and distributor of engines and related technologies, a position he held from March 2010 to September 2010. Previously, Mr. Kelly served as the President, Engine Business and as a Vice President for Cummins Inc. from 2005 to 2010. Between 1976 and 1988, and following 1989, Mr. Kelly was employed by Cummins in a variety of positions of increasing responsibility including, most recently, the Vice President and General Manager - Mid Range Engine Business between 2001 and 2004, and the Vice President and General Manager - Mid Range and Heavy Duty Engine Business from 2004 through 2005. Mr. Kelly is also a director of Wabash National Corporation since 2006 and Cummins India Limited since 2009.

Mr. Kelly's service as President, Engine Business and Vice President, Cummins, Inc. brings to the Board senior executive experience leading a worldwide business, including sales and operational expertise. Through his service on the board of Wabash National Corporation and Cummins India Limited he also has valuable experience in governance and executive compensation matters.

Pamela Forbes Lieberman	Director since 2007	Age 59

Interim Chief Operating Officer of Entertainment Resource, Inc., a video distributor, from March 2006 to August 2006. Ms. Forbes Lieberman was Director, President, and Chief Executive Officer of TruServ Corporation (now known as True Value Company), a member owned wholesaler of hardware and related merchandise, and provider of marketing, merchandising and other value added services, from 2001 to 2004. Ms. Forbes Lieberman is also a director of Standard Motor Products, Inc. since 2007, and VWR Funding, Inc. since 2009. She is also a member of the Board of Directors of the Company's Kreher Steel joint venture.

Ms. Forbes Lieberman's service as Chief Executive Officer of TruServ Corporation brings to the Board senior executive experience leading a public reporting wholesale/distribution business, with expertise in turnaround management, communications, culture change, and distribution and supply chain strategies. Ms. Forbes Lieberman also possesses valuable financial expertise, including extensive experience as chief financial officer of various distribution and manufacturing businesses, both public reporting and private, where she was directly responsible for financial and accounting issues, acquisition and divestitures and information systems. She also possesses public accounting expertise as a former senior manager at Price Waterhouse LLP. Through her service on the boards described above, she has valuable experience in governance, executive compensation, and finance, including private equity, and audit issues.

Gary A. Masse	Director since January 2012	Age 51

Chief Executive Officer of Precision Holding, LLC, a leading global manufacturing and engineering services company, since 2010. Mr. Masse previously served as Group President - Cooper Tools & Hardware, a business unit of Cooper Industries Plc, a diversified manufacturer of electrical products, tools and hardware, from 2006 to 2010. Mr. Masse joined Cooper after nine years with Danaher Corporation, a global designer, manufacturer and marketer of a wide variety of industrial products, where he most recently served as Vice President and Group Executive of its Gilbarco/Veeder-Root business, a leading provider of equipment and integrated technology solutions to the retail petroleum and commercial fueling industry, from 2003 to 2005.

Mr. Masse's service as Chief Executive Officer of Precision Holding, LLC and his other executive and management experience well qualifies him to serve on our Board of Directors. His expertise in leading complex global organizations, as well as strong background and experience in engineering, manufacturing (domestic and international) and business development contributes greatly to the Board's composition.

John McCartney	Director since 1998	Age 60

Non-executive Chairman of the Board of the Company from 2007 to April 2010. Mr. McCartney is a director of Huron Consulting Group Inc. since 2004 and Chairman since May 2010. He is also Chairman of the Board of Westcon Group, Inc., a network equipment distribution company, from 2001 to 2009 and again in March 2011 to present. Mr. McCartney was Vice Chairman of Datatec, Limited, a technology holding company, from 1998 to 2004. Mr. McCartney was a director of Federal Signal Corporation from 2005 to 2010, and is a director of Datatec Limited since 2008 and Covance Inc. since 2009.

Mr. McCartney's years of service in executive leadership at both public and private companies provides the Board a perspective of someone with all facets of multinational operations, including extensive industrial and manufacturing experience in the steel products and technologies sectors. Mr. McCartney also possesses valuable financial expertise, including a background in public accounting and experience as a chief financial officer of a public company where he was directly responsible for financial accounting and reporting issues. Through his service on the boards of other public companies, he also has valuable experience in executive compensation, governance, and audit issues.

PROPOSAL 2:
APPROVAL OF AN AMENDMENT TO OUR 2008 A.M. CASTLE & CO. OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN

The Company's 2008 A.M. Castle & Co. Omnibus Incentive Plan (the “Plan”) was originally adopted by the Board of Directors on December 13, 2007, and was approved by the Company's stockholders at our 2008 annual stockholders meeting held on April 24, 2008. The Plan was thereafter amended and restated on March 5, 2009, December 9, 2010, and April 28, 2011. An aggregate of 2,750,000 shares of the Company's common stock has previously been authorized for issuance under the 2008 Plan, subject to adjustment as provided in the Plan. As of March 1, 2013, there were 1,526,598 shares reserved for issuance under the Plan in connection with 146,000 outstanding stock options and 1,380,598 outstanding shares to be issued pursuant to other awards made pursuant to the Plan (for example, performance share and restricted stock units). As of March 1, 2013, only 861,023 shares remained available for future issuance under the Plan.

On March 7, 2013, the Board of Directors approved an amendment to the Plan to increase the number of shares reserved for issuance under the Plan by an additional 600,000 shares (from 2,750,000 to 3,350,000), subject to stockholder approval, effective as of April 25, 2013.

Purpose of the Amendment

Because only 861,023 shares remained available for future issuance under the Plan as of March 1, 2013, the Board of Directors believes that an increase in the number of shares of our common stock authorized for issuance under the Plan is important to enable the Company to continue to grant equity-based awards. The Board of Directors further believes that the increase is consistent with market practices and is important to allow us to continue to attract, motivate, reward and retain the broad-based talent critical to achieving our business goals. The last time mananagement requested shareholder approval for additional share authorization under its equity compensaiton plans was on April 28, 2011, which was for 750,000 shares. Based on the projected rate of share usage, management believes that the 600,000 additional shares being requested, toghether with the shares currently available for issuance, will be sufficient to fund future equity grants to employees and directors over the next two years.

The Company continues to manage its rate of equity awards granted over time to levels it believes are reasonable and appropriate. The Company's total potential dilution, including all outstanding equity awards as of March 1, 2013, as well as the shares being requested in this Proposal 2 would be 12.1%. Dilution was calculated as all shares remaining available for grant under existing plans, plus the 600,000 shares requested in this Proposal 2, plus all shares issuable upon exercise of outstanding stock options and vesting of outstanding performance share units and restricted stock units divided by the sum of (i) basic common shares outstanding plus (ii) shares in the numerator - all as of March 1, 2013.

Stockholder approval of the proposed increase in the number of shares authorized under the Plan is sought to satisfy the NYSE's requirements with respect to material revisions of equity compensation plans. In addition, the Plan provides that certain amendments to the Plan, including an increase in the number of shares authorized for issuance under the Plan, may not be made without the approval of our stockholders.

If this Proposal 2 is not approved, the Company will be unable to grant additional equity-based awards under the Plan in excess of the number of shares currently remaining available for future issuance under the Plan, which the Company believes would adversely affect its ability to offer effective incentives to participants that are consistent with market practices.

Principal Features of the Plan

The following is a summary of the principal features of the Plan. This summary is subject to, and qualified in its entirety by, the complete text of the Plan, a copy of which (as it is proposed to be amended pursuant to this Proposal 2) is attached to this proxy statement as Appendix A. The following summary includes the proposed modifications to the Plan for which the Company is seeking stockholder approval.

The Plan provides for the granting of awards to directors and to such key executive, managerial, supervisory and professional employees of the Company and its subsidiaries as the Committee may select from time to time. Awards under the Plan may be made in the form of (1) incentive stock options, (2) non-qualified stock options, (3) restricted stock, (4) restricted stock units, (5) equity performance awards, including, but not limited to, stock appreciation rights, (6) performance cash awards, and (7) such other stock or cash awards that the Committee determines to be in the best interests of the Company. Currently, approximately 100 employees and 9 non-employee directors are eligible to participate in the Plan.

An aggregate of 2,750,000 shares of the Company's common stock is reserved for issuance under the Plan, subject to adjustment as described below. If the proposed share increase set forth in this Proposal 2 is approved by the stockholders, then the aggregate number of shares reserved for issuance under the Plan will be 3,350,000. Shares available for issuance under the Plan are authorized and unissued shares or issued and outstanding shares reacquired by the Company (including, at the discretion of the Board of Directors, shares purchased in the open market). Shares subject to an award that lapse, expire, terminate, are forfeited or canceled, or are settled in cash will be available for other awards under the Plan. In the event of any change affecting the number, class, market price, or terms of the Company's common stock by reason of any stock dividend, stock split, spin-off, recapitalization, reorganization, merger, consolidation, disaffiliation of a subsidiary, combination or exchange of shares, stock rights offering, or other similar event, or any distribution to holders of the Company's common stock other than a regular cash dividend, the Committee will equitably substitute or adjust the number or class of shares available under the Plan in the aggregate or to any participant in any calendar year and the number, class, price or terms of shares subject to any outstanding awards granted under the Plan. In the case of any merger, consolidation or reorganization of the Company with or into another corporation which results in the outstanding common stock of the Company being converted into or exchanged for different securities, cash, or other property, or any combination thereof, there shall be an equitable substitution for each share of the Company's common stock then subject to an award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of the Company's common stock will be entitled pursuant to the transaction. The Committee or the Board of Directors may authorize the issuance of awards under the Plan in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees of the Company or any of its subsidiaries as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate, with such awards not counting against the number of shares of the Company's common stock authorized for issuance under the Plan, to the extent permitted by the New York Stock Exchange's requirements.
Administration

The Committee will administer the Plan. The Committee will select the employees to whom awards will be granted from among those eligible and, subject to the terms and conditions of the Plan, determine the type, size and terms and conditions applicable to each award. The Committee is also authorized, among other things, to construe, interpret and implement the provisions of the Plan. Any awards recommended by the Committee for the Chief Executive Officer or any director will be subject to the approval of the Board of Directors.

Awards Under the Plan

Stock Options

The Committee shall establish the option exercise price of a stock option awarded under the Plan at the time of the grant. Except as otherwise specified in the Plan, the exercise price may not be less than one hundred percent of the fair market value of a share of the Company's common stock on the date on which the option is granted (one hundred ten percent of the fair market value in the case of an incentive stock option granted to a ten percent or greater stockholder). Options will be exercisable not earlier than one year from the date of grant and will expire not later than ten years from the date of grant (five years in the case of an incentive stock option granted to a ten percent or greater stockholder). Options will otherwise become exercisable at the times and in the installments determined by the Committee. Reload options are not permitted under the Plan.

Payment of the exercise price must be made in full at the time of exercise, in cash and/or in shares of the Company's common stock having a fair market value on the date of exercise equal to the option exercise price. In addition, the Committee may permit a participant to exercise through loans from a brokerage firm, subject to certain conditions.

Incentive Stock Options will expire on the earliest of (i) ten years after the date of award (five years with respect to a participant who at the time of the award is a ten percent or greater shareholder of the Company), (ii) the date that is three months after the participant's continuous employment with the Company and all of its affiliates terminates (for any reason other than the participant's death), except in the case of disability (within the meaning of Section 22(e)(3) of the Code), in which case the option shall expire on the first anniversary of the date of such disability, or (iii) such other date as may be established by the Committee at the time of the award.

Non-Qualified Stock Options will expire on the earliest of (i) ten years after the date of award, (ii) in the case of a participant who is an employee, the date the participant's continuous employment with the Company and all of its affiliates terminates (except (a) in the case of a Qualified Retirement or total and permanent disability, in which case the option shall expire on the third anniversary of the date of such Qualified Retirement or total and permanent disability, or (b) to the extent otherwise provided in an enforceable agreement between a participant and the Company, the date that is three months after the participant's continuous employment with the Company and all of its affiliates terminates), (iii) in the case of a participant who is a non-employee director, the date the participant resigns from the Board of Directors, or in the event the participant retires at or after attaining retirement age or becomes totally and permanently disabled, the third anniversary of the date of such retirement or total and permanent disability, or (iv) such other date as may be established by the Committee at the time of the award.

Restricted Stock

The Committee may grant to participants shares of the Company's common stock in such amounts and subject to such terms and conditions (including forfeiture of shares if the participant does not complete a required period of employment) not inconsistent with the Plan as the Committee may determine in its sole discretion. Except for a prohibition on transferring shares of restricted stock for a period determined by the Committee (but not less than one year) and the risk of forfeiture upon termination of employment before the restricted period ends, a participant who receives a restricted stock award will have all of the rights of a stockholder, including the right to vote and, except as otherwise provided by the Committee, receive any dividends. In the case of restricted stock awards that are not subject to the attainment of any performance criteria, such awards shall be subject to the requirement that a participant continuously be employed or perform service with the Company or its related affiliates for a period of at least three years (generally determined beginning with the first day of the calendar year in which such awards were granted to the participant), subject to acceleration as determined by the Committee in its discretion.

Restricted Stock Units

Restricted stock units are similar to restricted stock, except that the shares of the Company's common stock are not issued to the participant until after the end of the restriction period or the attainment of specified performance objectives and upon satisfaction of any other applicable conditions. Accordingly, holders of restricted stock units have no voting rights with respect to the restricted stock units. The Committee may provide that the dividend equivalents will be credited with respect to the restricted stock units, subject to the same vesting conditions or performance criteria as the underlying restricted stock unit award. Restricted stock unit awards that are subject to the attainment of performance criteria shall be subject to a performance period of at least one year. In the case of restricted stock unit awards that are not subject to the attainment of any performance criteria, such awards shall be subject to the requirement that a participant continuously be employed or perform service with the Company or its related affiliates for a period of at least three years (generally determined beginning with the first day of the calendar year in which such awards were granted to the participant), subject to acceleration as determined by the Committee in its discretion.

Equity Performance Awards

The Plan provides for the Committee and the Board of Directors to structure a performance share award (an “Equity Performance Award”) as performance-based compensation such that the Equity Performance Award will not be paid unless designated performance measures are satisfied. The performance period for Equity Performance Awards may not be less than three years, subject to acceleration as determined by the Committee in its discretion or the provisions of any change of control provisions specified in an enforceable agreement between the participant and the Company. The Committee may designate performance measures from any or a combination of the following criteria: gross profit on sales, material gross profit (gross profit on material portion of sales), operating income, DSO (days sales outstanding on receivables), DSI (days sales outstanding on inventory), working capital employed, purchase variance, delivery variance, sales, earnings, earnings per share, pre-tax earnings, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), net earnings, net operating profit after taxes, return on assets or net assets, return on capital (including return on total capital or return on invested capital), share price (including, but not limited to, total shareholder return, relative total shareholder return and other measures of shareholder value creation), return on equity, return on investments, asset management, and the achievement of certain quantitatively and objectively determinable non-financial performance measures (including, but not limited to, strategic initiatives, customer service, safety, corporate development, and leadership development).

Performance measures need not be the same for all participants, and may be established for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates and may be measured relative to a peer group or index. Performance measures may include or exclude charges for restructuring, discontinued operations, extraordinary items and other unusual or non-recurring items and the cumulative effect of tax or accounting changes, each to be done on a GAAP basis. If the applicable performance objective is achieved, a participant will receive an amount equal to the then market value of one share of the Company's common stock multiplied by the number of performance shares held. Payment may be made in shares of common stock or cash or any combination, as determined by the Committee. The Committee, at the time of establishing performance objectives, may establish a minimum performance target and provide for reduced payment if the performance objective is not achieved but the minimum performance target is met and may prescribe adjustments to the otherwise applicable performance objective in the event of certain changes in the beneficial ownership of the Company's common stock or other corporate transaction. Performance shares may also be in the form of SARs (Stock Appreciation Rights) or some other equity based measure.

Performance Cash Awards

Performance cash awards are payments to participants (excluding non-employee directors) based on the attainment of performance objectives specified by the Committee, as described above. The performance period for performance cash awards is determined by the Committee, but shall not be less than one year, subject to acceleration as determined by the Committee in its sole discretion. Awards are generally calculated as a percentage of salary, based on the extent to which the performance objectives are attained during the performance period, as determined by the Committee. Performance cash awards are intended to comply with the exception to the tax deductibility limit under Section 162(m) of the Code for performance-based compensation. No performance cash award may be paid to a participant in excess of $2 million for any single year, with any amount earned in excess of $2 million being automatically deferred in accordance with the terms of the Plan. Except as otherwise determined by the Committee, a participant whose employment with the Company and all of its related affiliates terminates prior to the end of the applicable vesting period or who fails to achieve the applicable performance criteria for any reason, shall forfeit all performance cash awards remaining subject to any such vesting period or applicable performance criteria.

Other Stock or Cash Awards

In addition to the incentives described above, the Committee may grant other stock or cash awards under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate; provided an outright grant of shares will not be made unless it is offered in exchange for cash that has otherwise already been earned by the grantee.

Modification of Benefits

The Committee may permit or require a participant to have amounts or shares of our common stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an award under the Plan credited to a deferred compensation or stock unit account established for the participant by the Committee on the Company's books of account in compliance with all existing laws and regulations. Except as otherwise provided in the Plan, neither the Board of Directors nor the Committee may cancel any outstanding stock option for the purpose of reissuing the option to the participant at a lower exercise price, or to reduce the option price of an outstanding option, in each case without obtaining prior stockholder approval.

Other Features of the Plan

Awards granted under the Plan shall be subject to such change of control provisions, if any, specified in an enforceable agreement between the participant and the Company, including, but not limited to, accelerated vesting of all equity performance awards upon termination of employment.

Participants must repay to the Company or forfeit, as appropriate, any and all awards granted under the Plan to the extent required by applicable law or the “clawback” provisions of any policy adopted by the Committee or the Board of Directors, as each may be amended from time to time.
Except as otherwise provided in the Plan, no award under the Plan or rights or interests therein may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or the laws of descent and distribution.

The Plan will remain in effect until April 23, 2018 or until terminated by the Board of Directors, if earlier. In the event of the termination of the Plan, the Plan shall remain in effect with respect to any awards granted thereunder on or before the date of termination, to the extent such award remains outstanding. The Board of Directors may at any time terminate, suspend or amend the Plan, except that stockholder approval must be obtained to increase the total number of shares subject to the Plan and to the extent otherwise required under the Plan, including to comply with applicable laws, regulations, or stock exchange rules, and no such action may, without the consent of a participant, except to the extent required to comply with changes in law, adversely affect the participant's rights under any outstanding award.

Plan Benefits

Future benefits under the Plan are not currently determinable. Moreover, the benefits to any director, officer or employee from future equity awards will not increase by reason of approval this Proposal 2. Whether future awards will be made will depend on Committee action, and the value of any future equity awards will ultimately depend on the future price of the Company's common stock, among other factors, and will be subject to such vesting conditions as the Committee determines from time to time. For further details on the awards granted for 2012 under the Plan, please refer to the “Summary Compensation Table” and the “Director Compensation - Fiscal Year 2012” table of this proxy statement.

In accordance with SEC rules, the following table lists all options granted to the individuals and groups indicated below since the adoption of the Plan in 2008. The option awards listed below for the covered executives include the option awards listed in the executive compensation tables beginning on page 45 of this proxy statement and are not additional awards. As of March 1, 2013, the closing price of the Company's common stock on the NYSE was $16.36 per share.

Persons or Groups of Persons	Number of Shares Underlying Options
Scott J. Dolan President and Chief Executive Officer	—
Scott F. Stephens Vice President, Chief Financial Officer and Treasurer	25,500
Michael H. Goldberg(1) Former President and Chief Executive Officer	49,100
Blain A. Tiffany Chief Commercial Officer	17,600
Robert J. Perna Vice President, General Counsel & Secretary	13,200
James R. Callan Vice President, Aerospace	—
G. Nicholas Jones(2) Former Vice President and President, Castle Metals Oil & Gas	—
All current executive officers as a group	67,400
All current directors who are not executive officers as a group	—
Each nominee for election as a director	—
Each associate of any such director, executive officer or nominee	—
Each other person who received or is to receive 5% of such options, warrants or rights	—
All employees, including all current officers who are not executive officers, as a group	235,200

(1) Goldberg's employment terminated as of May 31, 2012.
(2) Mr. Jones' employment terminated as of April 24, 2012.

Material Federal Income Tax Consequences

The following discussion covers the principal United States federal income tax consequences with respect to awards that may be granted under the Plan. It is a brief summary only. The discussion is limited to the federal income tax consequences for individuals who are U.S. citizens or residents for U.S. federal income tax purposes and does not describe state, local or foreign tax consequences of an individual's participation in the Plan. The summary does not purport to address all tax considerations that may be relevant.

Stock Options

A participant will not realize taxable income upon the receipt of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant will realize ordinary taxable income equal to the difference between the fair market value of the common stock being purchased and the exercise price. The Company will generally be entitled to take a federal income tax deduction in the same amount and same year in which the participant recognizes ordinary income from the exercise of the nonqualified stock option.

If a participant exercises a nonqualified stock option and subsequently sells the shares of our common stock received on exercise, any appreciation or depreciation will be taxed as capital gain or loss, respectively, in an amount equal to the difference of the sale proceeds for the shares of stock and the participant's tax basis in the shares. The participant's tax basis in the shares of stock will generally be the amount paid for the stock plus the amount included in the participant's ordinary income upon exercise.

A participant generally will not realize taxable income upon the grant or vesting of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends, other than as a result of death (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the acquired shares after the later of (i) one year from the date the participant exercised the option and (ii) two years from the grant date of the option, the participant will recognize capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price increased by the amount of ordinary income, if any, the participant recognized. The Company generally will also be entitled to a deduction in the amount of ordinary income, if any, recognized by the participant with respect to the incentive stock options.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights

The tax treatment of a stock appreciation right is essentially the same as for a nonqualified stock option. Thus, a participant will realize no income upon the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, a participant will realize ordinary income equal to the amount of cash and/or the fair market value of the common stock received. The Company will generally be entitled to take a federal income tax deduction in the same amount and same year in which the participant recognizes ordinary income from the exercise of the stock appreciation right.

Restricted Stock

A participant will not recognize any income upon the receipt of restricted stock unless the participant elects under Section 83(b) of the Code, within 30 days of receipt, to recognize ordinary income equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the stock. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, then on the date that the restrictions to which the restricted stock are subject terminate, the holder will generally recognize ordinary income in an amount equal to the fair market value of the stock on that date, less any amount paid for the stock.

Generally, upon a sale or other disposition of restricted stock with respect to which the holder has previously made a Section 83(b) election or with respect to which the restrictions were previously terminated, and the holder has, therefore, recognized ordinary income, the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale or other disposition and the holder's basis in the stock. The holder's basis will equal the fair market value of the stock at the time the restrictions were removed or, in the case of a Section 83(b) election, the fair market value of the stock on the grant date.

The Company will generally be entitled to take a federal income tax deduction in the same amount and same year in which the participant recognizes ordinary income with respect to the grant or vesting of the restricted stock.

Stock Bonuses

Generally, a participant receiving a stock bonus award (unrestricted stock) will recognize taxable income at the time of grant of the award of unrestricted stock. The taxable income will equal the excess of the fair market value of the unrestricted stock on the grant date over any amount the participant pays for the unrestricted stock. The Company will generally be entitled to take a federal income tax deduction in the same amount and same year in which the participant recognizes ordinary income with respect to the grant of the unrestricted stock.

Other Awards

In the case of an award of restricted stock units, performance shares, performance units, performance cash awards or other stock or cash awards, a participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. The Company generally will be entitled to a federal income tax deduction in the same amount and same year in which the participant recognizes ordinary income with respect to the award.

Code Section 409A

Section 409A of the Code addresses federal income tax treatment of all amounts that are nonqualified deferred compensation. The Company intends that awards granted under the Plan comply with, or otherwise are exempt from, Section 409A of the Code, but makes no representation or warranty to that effect. If the Plan or the terms of an award fail to meet the requirements of Section 409A with respect to such award, then such award shall remain in effect and be subject to taxation in accordance with Section 409A.

Code Section 162(m)

Section 162(m) of the Code provides that any compensation paid to a “covered employee” (within the meaning of Section 162(m)) that exceeds $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, (i) such compensation constitutes “qualified performance-based compensation” satisfying the requirements of Section 162(m) and (ii) certain components of the Plan or agreement providing for such performance-based compensation have been approved by the stockholders. The Company intends that stock options, stock appreciation rights, performance-based restricted stock, performance-based restricted stock units, performance cash awards, performance shares and performance units that are granted under the Plan to persons expected to be “covered employees” will constitute “qualified performance-based compensation” and, accordingly, will not be subject to the $1,000,000 Section 162(m) deductibility limit. However, the Committee reserves the right to grant compensation that does not qualify as performance-based compensation under Section 162(m) or that is otherwise not deductible by the Company.

Parachute Payments

In the event any payments or rights accruing to a participant upon a change in control, including any payments or vesting under the Plan triggered by a change in control, constitute “parachute payments” under Section 280G of the Code, depending upon the amount of such payments and the other income of the participant, the participant may be subject to an excise tax (in addition to ordinary income tax) and the Company may be disallowed a deduction for the amount of the actual payment.

The Board recommends a vote “FOR” Proposal 2.

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.
As discussed in our Compensation Discussion and Analysis starting on page 25 of this proxy statement, we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
Pay for performance is an essential element of the Company's executive compensation philosophy. The Company's executive compensation programs are designed so that a significant portion of an executive's compensation is dependent upon the performance of the Company. Measures of financial performance for short term and long term incentive programs, and the use of equity, are intended to align compensation with the creation of shareholder value. We believe that the Company's executive compensation programs have been effective at appropriately incentivizing long term shareholder value creation and in enabling the Company to attract and retain very talented executives within our industry.
We are asking our stockholders to indicate their support for our named executive officers compensation as described in this Proxy Statement. This Proposal 3, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our fiscal year 2012 executive compensation policies and procedures for named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Although this is an advisory vote which will not be binding on the Company, our Board of Directors or the Human Resources Committee, we will carefully review the results of the vote. The Human Resources Committee will consider our stockholders' concerns and take them into account when designing future executive compensation programs. The Company currently conducts annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2014 annual meeting of shareholders.

The Board recommends a vote “FOR” Proposal 3.

PROPOSAL 4:
RATIFICATION OF APPOINTMENT OF AUDITOR
Deloitte & Touche LLP (“Deloitte”), which has been the Company's auditors since 2002, has been appointed by the Audit Committee as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 (“Fiscal 2013”). This appointment is being presented to the stockholders for ratification. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If the appointment of Deloitte as auditors for Fiscal 2013 is not approved by the stockholders, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit

Committee in its discretion may select a different registered public accounting firm at any time during Fiscal 2013 if it determines that such a change would be in the best interests of the Company and our stockholders.
A representative from Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so. The representative will also be available to respond to appropriate questions.
The Board recommends a vote “FOR” Proposal 4.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed or expected to be billed by Deloitte for professional services incurred for the years ended December 31, 2012 and 2011, on our behalf:

Fee Category	2012	2011
Audit Fees	$1,263,092	$1,415,200
Audit-Related Fees	119,500	197,100
Tax Fees	127,600	210,000
Total Fees	$1,510,192	$1,822,300

A description of the type of services provided in each category is as follows:

Audit Fees. Consists of fees billed for professional services rendered for the audits of the Company's annual financial statements and internal controls over financial reporting, review of the interim financial statements included in the Company's quarterly reports on Form 10-Q, comfort letter procedures for debt offerings and other services normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements.

Tax Fees. Consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance with the preparation of various tax returns.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services to be provided by the Company's independent auditor. Also, specific pre-approval by the Audit Committee is required for any proposed services exceeding pre-approved cost levels. The Audit Committee may delegate pre-approval authority for audit and non-audit services to one or more of its members, and such authority has been delegated to the Chairman of the Audit Committee. The decisions of any member to whom such authority is delegated are reported to the full Audit Committee at its next scheduled meeting. The Audit Committee periodically reviews reports summarizing all services provided by the independent auditor. In 2012, the Audit Committee pre-approved all audit and non-audit services provided to the Company in accordance with the Audit Committee pre-approval policy.

Report of the Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities. The Board has determined that each of the members of the Audit Committee is “independent”, as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the SEC and the listing standards of the NYSE. The Audit Committee acts under a written charter that is reviewed by the Audit Committee at least annually.

Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal controls over financial reporting and disclosure controls. Deloitte, an independent registered public accounting firm and the Company's independent auditor, was responsible for performing an independent audit of the Company's most recent consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) the fairness of the presentation of the Company's consolidated financial statements for the year ended December

31, 2012 in conformity with accounting principles generally accepted in the United States of America, in all material respects and (ii) the effectiveness of the Company's internal control over financial reporting as of December 31, 2012, based on the framework of The Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee's responsibility is to monitor and oversee these processes. In this regard, the Audit Committee meets periodically with management, the internal auditor and our independent registered public accounting firm. The Audit Committee has the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in performing its responsibilities. The Audit Committee is responsible for selecting and, if appropriate, replacing our independent registered public accounting firm.

The Audit Committee reviewed and discussed the Company's audited consolidated financial statements and the effectiveness of internal control over financial reporting with management and Deloitte. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Deloitte matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU, Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Deloitte also provided to the Audit Committee the letter and written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed the independence of the independent registered public accounting firm with management and Deloitte. The Audit Committee concluded that Deloitte's independence had not been impaired.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Audit Committee

Pamela Forbes Lieberman, Chairman
Terrence J. Keating
Gary A. Masse
John McCartney

CERTAIN GOVERNANCE MATTERS

Board Leadership
The Board currently separates the roles of the Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chairman of the Board, Brian P. Anderson, is an independent director and became Chairman in 2010. He is a member of the Governance Committee and also regularly attends meetings of the other standing committees of the Board. The duties of the Chairman of the Board include providing strategic leadership and guidance; establishing the agendas for meetings of the Board and independent directors with advice from senior management; advising and consulting with the Chief Executive Officer regarding strategies, risks, opportunities and other matters; and presiding over meetings of the full Board and executive sessions of independent directors.
The Chief Executive Officer, Scott J. Dolan, was elected to the position of President and Chief Executive Officer in October 2012, after previous service as Senior Vice President, Airport Operations and Cargo, of United Continental Holdings, Inc. He is the principal management officer of the Company, with responsibility for supervision of its executive and senior management and the day to day operations and performance of the Company.
While the Board believes this leadership model provides appropriate oversight and an effective governance structure, it recognizes that depending on the circumstances, other leadership models, such as combined Chief Executive Officer and Chairman of the Board, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

Oversight of Risk Management

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. For example, the Human Resources Committee reviews risks related to the Company's overall compensation programs and effectiveness at both linking executive pay to performance and aligning the interests of our executives and our shareholders. The Audit Committee reviews risks related to financial reporting and considers various allegations and disciplinary actions regarding material violations of the Company's Code of Ethics brought to its attention on a periodic basis. Additionally, the outcome of the Company's Enterprise Risk Assessment, which identifies and evaluates potential material risks that could affect the Company and identifies appropriate mitigation measures, is reviewed with the Audit Committee annually. The full Board retains responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through periodic reports directly from senior management responsible for oversight of particular risks within the Company. In addition, key risks to the Company's business strategy are considered by the Board as part of the Company's annual strategy review.

Standing Board Committees

The Board has three standing committees: the Audit Committee, the Governance Committee, and the Human Resources Committee. Each committee has a written charter adopted by the Board of Directors, copies of which are posted under the “Corporate Governance” section of the Company's website at www.amcastle.com/investors/investors_governance.aspx. Each committee reviews the appropriateness of its charter and performs a self-evaluation at least annually. Mr. Dolan is the only director who is an employee of the Company, and he does not serve on any Board committee. He does not participate in the portion of any Board or committee meeting during which his compensation is evaluated. The Board also has the authority to appoint such additional committees as it may from time-to-time determine. See discussion under “Special Committee” below.

The following table summarizes the current membership of each of our three standing Board committees:

Board Committees
Director	Audit	Human Resources	Governance
Brian P. Anderson			X
Reuben S. Donnelley		X
Ann M. Drake		X
Patrick J. Herbert, III		X	Chair
Terrence J. Keating	X
James D. Kelly		Chair	X
Pamela Forbes Lieberman	Chair		X
Gary A. Masse	X
John McCartney	X

The Audit Committee is charged with the engagement of the Company's independent auditors, and reviewing the results of internal audits and the audit report of the independent auditors. The Audit Committee meets on a regular basis with management and the independent auditors to review and discuss financial matters. Further, the Audit Committee is empowered to make independent investigations and inquiries into financial reporting, financial controls, or other financial matters of the Company as it deems necessary. The Audit Committee's report to stockholders is provided above under “Report of the Audit Committee”.

The Governance Committee is charged with assisting the Board by reviewing the size, composition, and organizational structure of the Board, identifying potential director candidates and developing and evaluating governance policies.

The Human Resources Committee is charged with approving the compensation of the Company's executive officers, reviewing succession plans for key employee positions, reviewing reports to stockholders on executive compensation and reviewing and recommending the Chief Executive Officer's compensation for approval by the Board. The Human Resources Committee also approves incentive and equity-based compensation plans and reviews the Company's retirement plans with regard to objectives, competitiveness, and investment policies. The Human Resources Committee reviews and recommends changes to the Board regarding director compensation. The Human Resources Committee's report to stockholders is provided below under “Report of the Human Resources Committee”.

Special Committee

Subsequent to a filing of a Schedule 13-D filed on August 20, 2012 by Platinum Equity and various affiliates, a Special Committee was appointed by the Board to consider and evaluate any indications of interests received from Platinum Equity and strategic alternatives available to the Company and to recommend to the Board any action with respect thereto. The members of the Special Committee are Ms. Forbes Lieberman and Messrs. Anderson, Herbert, and McCartney. Mr. Anderson serves as the

Chairman of the Special Committee. In November 2012, following the recommendation of the Special Committee, the Board announced that it had determined that it was in the best interests of the Company and its stockholders to pursue the Company's business plans as a standalone entity.

Board Meetings
During 2012, the Board held sixteen meetings. The Board's non-management directors also met in regularly scheduled executive sessions to evaluate the performance of the Chief Executive Officer and to discuss other corporate matters. Mr. Anderson, the Chairman of the Board, presides as the chair at meetings or executive sessions of non-management directors. Also, there were seven meetings of the Audit Committee, five meetings of the Governance Committee, eight meetings of the Human Resources Committee and two meetings of the Special Committee during 2012. All of the directors attended 75% or more of all the meetings of the Board and the committees on which he or she served.

Compensation Committee Interlocks and Insider Participation

During 2012, the Human Resources Committee consisted of Reuben S. Donnelley, Ann M. Drake, Patrick J. Herbert, III and James D. Kelly. All members of the Human Resources Committee are independent directors, and no member was an employee or former employee of the Company. During 2012, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Human Resources Committee.

Code of Ethics

The Board has adopted a Code of Ethics for Directors and a Code of Ethics for Officers. A copy of each of the respective Code of Ethics can be found on the “Corporate Governance” section of the Company's website at www.amcastle.com/ investors/investors_governance.aspx. Every director and officer is required to read and follow the Code that is applicable to their role. Any waiver of the Code for officers or directors of the Company requires the approval of the Governance Committee of the Board and must be promptly disclosed to the Company's stockholders. We intend to disclose on the “Corporate Governance” section of our website (www.amcastle.com/investors/investors_governance.aspx) any amendments to, or waivers from, the Code that is required to be publicly disclosed under the rules of the SEC.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines which establish the practices the Board follows with respect to Board function and operations, Board organization, composition and Board conduct. A copy of the Corporate Governance Guidelines can be found on the “Corporate Governance” section of the Company's website at www.amcastle.com/investors/investors_governance.aspx.

Director Candidates

Any stockholder who wishes to recommend individuals for nomination to the Board may do so in accordance with our Bylaws, that require advance notice to the Company and certain other information. If you are interested in recommending a director candidate, you should request a copy of the Bylaw provisions by writing to our Corporate Secretary at 1420 Kensington Road, Suite 220, Oak Brook, Illinois 60523.

The Governance Committee identifies nominees for directors from various sources, including suggestions from Board members and management, and in the past has used third party consultants to assist in identifying and evaluating potential nominees. The Governance Committee will consider persons recommended by the stockholders in the same manner as a committee-recommended nominee.

The current membership of the Board represents a diverse mix of directors in terms of gender, race, background and expertise. In considering whether to recommend persons to be nominated for directors, including candidates recommended by shareholders, the Governance Committee will apply the criteria set forth in the Company's Corporate Governance Guidelines. These criteria include the candidate's experience, integrity, absence of conflict or potential conflict of interest, ability to make independent analytical inquiries, understanding of the Company's business environment and willingness to devote adequate time to Board duties. While our Corporate Governance Guidelines do not prescribe specific diversity standards, it does provide that the Board will seek a diversified membership for the Board as a whole, in terms of both the personal characteristics of individuals involved and their various experiences and areas of expertise. When identifying and evaluating candidates, the Governance Committee, as a matter of practice, also considers whether there are any evolving needs of the Board that require experience in a particular field and may consider additional factors it deems appropriate. The Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Governance Committee also conducts regular reviews of current directors whose terms are nearing expiration, but who may be proposed for re-election, in light of the considerations described above and their past contributions to the Board.

Under the Company's Corporate Governance Guidelines, no director may be nominated for re-election following his or her 72nd birthday. On the recommendation of the Governance Committee, the Board may waive this requirement as to any director if it deems a waiver to be in the best interests of the Company.

Director Independence; Financial Experts

The Board has affirmatively determined that each of Messrs. Anderson, Donnelley, Herbert, Keating, Kelly, Masse, McCartney and Ms. Drake and Ms. Forbes Lieberman (i) is “independent” within the definitions contained in the current NYSE listing standards and the standards set by the Board in the Company's Corporate Governance Guidelines, and (ii) has no other “material relationship” with the Company that could interfere with his or her ability to exercise independent judgment. In addition, the Board has determined that each member of the Audit Committee is “independent” within the definition contained in current SEC rules. Furthermore, the Board has determined that all members of our Audit Committee meet the financial literacy requirements of the NYSE and qualify as “audit committee financial experts” as defined by the SEC.

Director Attendance at Annual Meeting

We typically schedule our April board meeting in conjunction with the annual meeting of stockholders and expect that our directors will attend, absent a valid reason. All of our directors attended our 2012 annual meeting of stockholders, except for a director who was retiring from the board at that annual meeting.

Communication with Directors
Stockholders and others who are interested in communicating directly with our Chairman, any individual director or our Board or non-management directors as a group may do so by writing to the directors at the following address:

A. M. Castle & Co.
Board Communication
1420 Kensington Road, Suite 220
Oak Brook, Illinois 60523
Attn: Corporate Secretary

All written communications are received and processed by the Company prior to being forwarded to the Chairman of the Board or other appropriate members of the Board. Directors generally will not be forwarded communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

In addition, the Audit Committee has established both a telephonic voice call in and electronic communication method on an independent website (www.mysafeworkplace.com) entitled “MySafeWorkplace” which also can be accessed from the Company's website. The system provides for electronic communication, either anonymously or identified, for employees, vendors and other interested parties to communicate concerns, including concerns with respect to our accounting, internal controls or financial reporting, to the Audit Committee. Concerns may be reported via telephone at 1-800-461-9330 or via the link to MySafeWorkplace which can be found on the “Corporate Governance” section of the Company's website at www.amcastle.com/investors/investors_governance. aspx.

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT
AND PRINCIPAL STOCKHOLDERS

Stock Ownership of Directors and Management

The following table sets forth the number of shares and percentage of the Company's common stock that was owned beneficially as of March 1, 2013, by each of the Company's directors, each named executive officer set forth in the Summary Compensation Table and by all directors and executive officers as a group, with each person having sole voting and dispositive power except as indicated.

Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Percentage of Common Stock
Brian P. Anderson	31,623		*
James R. Callan	3,956		*
Scott J. Dolan	78,492	(2)	*
Reuben S. Donnelley	4,257,157	(3)	18.3%
Ann M. Drake	22,350		*
Michael H. Goldberg	96,297		*
Patrick J. Herbert, III	5,277,562	(4)	22.7%
G. Nicholas Jones	4,407		*
Terrence J. Keating	26,777		*
James D. Kelly	10,498		*
Pamela Forbes Lieberman	22,350		*
Gary A. Masse	7,804		*
John McCartney	68,623		*
Robert J. Perna	32,613		*
Scott F. Stephens	59,221		*
Blain A. Tiffany	51,184		*
All directors and executive officers as a group (20 persons)	5,898,625		25.4%

* Percentage of shares owned equals less than 1%.
(1) Includes (i) shares issuable upon exercise of stock options that are exercisable on March 1, 2013 or that become exercisable within 60 days after that date and (ii) phantom stock units under the Directors' Deferred Fee Plan, which are vested but have not yet settled, as follows: Mr. Anderson - 7,500 stock options; Mr. Herbert - 15,000 stock options and 23,836 phantom stock units; Mr. Keating - 2,873 phantom stock units; Mr. Stephens - 25,500 stock options; Mr. Tiffany - 17,600 stock options; Mr. Perna - 13,200 stock options; and all directors and executive officers as a group - 89,900 stock options and 26,709 phantom stock units.

The number of shares owned by each executive officer (and all executive officers as a group) includes the number of shares of Company common stock owned indirectly as of December 31, 2012, by such executive officer in our employee benefit plans, as reported to us by the plan trustee. This column also includes shares of restricted stock that were granted under the Company's 2008 Omnibus Incentive Plan, which have not yet vested.

(2) Represents new hire inducement grant of restricted stock units (RSUs) to Mr. Dolan in connection with his appointment as President and Chief Executive Officer on October 15, 2012. Such RSUs vest in equal installments on each of the first four anniversaries of the date on which they were awarded.

(3) Includes 13,404 shares with respect to which Mr. Donnelley has sole voting power and 4,243,753 shares with respect to which Mr. Donnelley shares voting power with Mr. Herbert, as noted in (4) below. Mr. Donnelley has sole dispositive power with respect to 28,143 shares and no shared dispositive power. Includes 5,625 shares which Mr. Donnelley owns beneficially in a trust, and his proportionate interest of 33,313 shares held by another trust in which he is one of three beneficiaries. Mr. Donnelley expressly disclaims beneficial ownership with respect to 4,190,076 shares.

(4) Includes 162,947 shares with respect to which Mr. Herbert has sole voting power and 5,114,615 shares with respect to which Mr. Herbert shares voting power. Mr. Herbert has sole dispositive power with respect to 3,519,921 shares and shares dispositive power with respect to 919,145 shares. Mr. Herbert expressly disclaims beneficial ownership with respect to 5,201,433 shares. These shares include 4,243,753 shares reported above by Mr. Donnelley, with whom Mr. Herbert shares voting power with respect to such shares as general partners of W.B. & Co.

Principal Stockholders

The only persons who held of record or, to our knowledge, owned beneficially more than 5% of the outstanding shares of our common stock as of March 1, 2013, are set forth below, with each person having sole voting and dispositive power except as indicated.

Name and address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock(1)

Patrick J. Herbert, III (2) 30 North LaSalle Street, Suite 1232 Chicago, Illinois 60602-2504	5,277,562	22.7%
Reuben S. Donnelley (3) 30 North LaSalle Street, Suite 1232 Chicago, Illinois 60602-2504	4,257,157	18.3%
W.B. & Co. (4) 30 North LaSalle Street, Suite 1232 Chicago, Illinois 60602-2504	4,243,753	18.3%
Raging Capital Master Fund, Ltd. (5) Raging Capital Management, LLC William C. Martin Ten Princeton Avenue Rocky Hill, NJ 08553	2,186,190	9.4%
Huber Capital Management LLC (6) 2321 Rosecrans Ave., Suite 3245 El Segundo, CA 90245	1,858,389	8.0%
Dimensional Fund Advisors LP (7) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	1,714,431	7.4%
Nokota Management LP (8) Nokota Advisers, LLC Matthew Knauer Mina Faltas 1330 Avenue of the Americas, 26th Floor New York, New York 10019	1,641,100	7.1%
Platinum Equity, LLC(9) EPE, LLC Ryerson Inc. Ryerson Holding Corporation Platinum Equity Capital Partners-PF, L.P. Platinum Equity Capital Partners, L.P. Platinum Equity Capital Partners-A, L.P. Platinum Equity Capital Partners-PF II, L.P. Platinum Equity Capital Partners II, L.P. Platinum Equity Capital Partners-A II, L.P. Platinum Rhombus Principals, LLC Platinum Equity Partners, LLC Platinum Equity Investment Holdings, LLC Platinum Equity Partners II, LLC Platinum Equity Investment Holdings II, LLC Tom T. Gores 360 North Crescent Drive Beverly Hills, CA 90210	1,397,428	6.0%
BlackRock Inc. (10) 40 East 52nd Street New York, New York 10022	1,386,741	6.0%
Baker Street Capital, L.P.(11) Baker Street Capital Management, LLC Vadim Perelman 12400 Wilshire Blvd., Suite 940 Los Angeles, CA 90025	1,328,955	5.7%
Royce & Associates, LLC (12) 745 Fifth Avenue New York City, New York 10151	1,271,883	5.5%

(1)	Applicable percentage ownership is based upon 23,209,389 shares of common Stock outstanding as of March 1, 2013.

(2)
As reported in a Schedule 13D, filed March 1, 2013, with the SEC. Includes 162,947 shares with respect to which Mr. Herbert has sole voting power and 5,114,615 shares with respect to which Mr. Herbert shares voting power. Mr. Herbert has sole dispositive power with respect to 3,519,921 shares and shares dispositive power with respect to 919,145 shares. Mr. Herbert expressly disclaims beneficial ownership with respect to 5,201,433 shares. These shares include the shares owned by W.B. & Co. as noted in (4) below.

(3)
As reported in a Schedule 13D, filed March 1, 2013, with the SEC. Includes 13,404 shares with respect to which Mr. Donnelley has sole voting power and 4,243,753 shares with respect to which Mr. Donnelley shares voting power. Mr. Donnelley has sole dispositive power with respect to 28,143 shares and has no shared dispositive power. Mr. Donnelley expressly disclaims beneficial ownership with respect to 4,190,076 shares. These shares include the shares owned by W.B. & Co. as noted in (4) below

(4)
As reported in a Schedule 13D, filed March 1, 2013, with the SEC. W.B. & Co. is an Illinois partnership, and nominee of Simpson Estates, Inc. The general partners of W.B. & Co. are Patrick J. Herbert, III and Reuben S. Donnelley, who share voting power with respect to these shares. Mr. Herbert has sole dispositive power with respect to 3,519,921 of these shares and shares dispositive power with respect to 919,145 shares.

(5)
As reported in a Schedule 13G, filed January 28, 2013, with the SEC by William C. Martin, Raging Capital Management, LLC, (“Raging Capital”) and Raging Capital Master Fund, Ltd. (“Raging Master”). Raging Capital is the investment manager of Raging Master, and Mr. Martin is the Chairman, Chief Investment Officer and Managing Member of Raging Capital. Pursuant to such Schedule 13G, Raging Master, Raging Capital and Mr. Martin reported shared power to vote and shared dispositive power with respect to 2,181,600 shares of the Company's common stock, and Mr. Martin reported sole voting and dispositive power over 4,590 shares. Each of Raging Capital and Mr. Martin expressly disclaimed beneficial ownership of 2,181,600 shares directly owned by Raging Master.

(6)
As reported in a Schedule 13G, filed February 12, 2013, with the SEC by Huber Capital Management LLC (“Huber Capital”). Huber Capital reported that, as an investment adviser, it beneficially owned 1,858,389 shares of the common stock of the Company, over which it has sole voting power with respect to 1,032,227 shares, sole dispositive power with respect to 1,858,389 shares, shared voting power over 182,488 shares and no shared dispositive power.

(7)
As reported in a Schedule 13G, as amended by Amendment No. 3, filed February 11, 2013, with the SEC by Dimensional Fund Advisors LP (“Dimensional Funds”). Dimensional Funds reported that, as an investment adviser, it beneficially owned 1,714,431 shares of the common stock of the Company, over which it has sole voting power with respect to 1,679,733 shares and sole dispositive power with respect to 1,714,431 shares and no shared voting or shared dispositive power. Dimensional Fund serves as investment adviser to four investment companies and as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund may act as an advisor or subadvisor to certain funds. The Funds own these shares, and in its role as investment advisor, subadvisor and/or manager, Dimensional Fund has the sole power to vote and direct investments with regard to all such shares. Dimensional Fund expressly disclaimed beneficial ownership of all shares reported beneficially owned.

(8)
As reported in a Schedule 13G, filed February 14, 2013, with the SEC by Matthew Knauer, Mina Faltas, Nokota Advisors, LLC (“Nokota Advisors”) and Nokota Management LP (“Nokota Management”). Nokota Management is the investment manager to certain private investment funds (collectively, the “Funds”), Nokota Advisors is a general partner of Nokota Management, and each of Mr. Knauer and Mr. Faltas are managers of Nokota Advisors. Pursuant to such Schedule 13G, Mr. Knauer, Mr. Faltas, Nokota Advisors, and Nokota Management reported shared power to vote and shared dispositive power with respect to 1,641,100 shares of the Company's common stock. All shares reported in the Schedule 13G are held by the Funds.

(9)
As reported in a Schedule 13D, filed August 20, 2012, with the SEC by EPE, LLC (“EPE”), Ryerson Inc. (“Ryerson”), Ryerson Holding Corporation (“Ryerson Holding”), Platinum Equity Capital Partners-PF, L.P. (“PECP-PF”), Platinum Equity Capital Partners, L.P. (“PECP”), Platinum Equity Capital Partners-A, L.P. (“PECP-A”), Platinum Equity Capital Partners-PF II, L.P. (“PECP-PF II”), Platinum Equity Capital Partners II, L.P. (“PECP II”), Platinum Equity Capital Partners-A II, L.P. (“PECP-A II”), Platinum Rhombus Principals, LLC (“Rhombus” and, together with PECP-PF, PECP, PECP-A, PECP-PF II, PECP II and PECP-A II, the “Funds”), Platinum Equity Partners, LLC (“Platinum Partners”), Platinum Equity Investment Holdings, LLC (“Platinum Investment”), Platinum Equity Partners II, LLC (“Platinum Partners II”), Platinum Equity Investment Holdings II, LLC (“Platinum Investment II”), Platinum Equity, LLC (“Platinum Equity”), and Tom T. Gores (collectively, the “Platinum Reporting Persons”). Each of the Platinum Reporting Persons reported shared voting power and shared dispositive power with respect to 1,397,428 shares of Common Stock.

EPE is a direct wholly owned subsidiary of Ryerson, which is a direct wholly owned subsidiary of Ryerson Holding. Substantially all of the issued and outstanding capital stock of Ryerson Holding is owned by the Funds. Platinum Partners is the general partner of each of PECP-PF, PECP and PECP-A. Platinum Investment is the senior managing member of each of Rhombus and Platinum Partners. Platinum Partners II is the general partner of each of PECP-PF II, PECP II and PECP-A II. Platinum Investment II is the senior managing member of Platinum Partners II. Platinum Equity is the sole member of each of Platinum Investment and Platinum Investment II. Mr. Gores is the chairman and the ultimate beneficial owner of Platinum Equity.

(10)
As reported in a Schedule 13G, as amended by Amendment No. 3, filed February 6, 2013, with the SEC by BlackRock Inc. (“Black Rock”). Black Rock reported that, as a parent holding company or control person, it beneficially owned 1,386,741 shares of the common stock of the Company, over which it has sole voting and sole dispositive power with respect to 1,386,741 shares and no shared voting or shared dispositive power. The Schedule stated that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Company's common stock but that no one person's interest in the Company's common stock is more than five percent of the total outstanding common shares. Exhibit A to the Schedule lists those subsidiaries of BlackRock that hold shares of the Company's common stock.

(11)
As reported in a Schedule 13G, filed February 1, 2013, with the SEC by Baker Street Capital L.P. (“BCS”), Baker Street Capital Management, LLC (“Baker Capital”) and Vadim Perelman. Baker Capital is the general partner of BSC, and Mr. Perelman is the managing member of Baker Capital. Pursuant to such Schedule 13G, BSC, Baker Capital and Mr. Perelman reported shared power to vote and shared dispositive power with respect to 1,328,955 shares of the Company's common stock. Each of Baker Capital and Mr. Perelman expressly disclaimed beneficial ownership of 1,328,955 shares directly owned by BSC.

(12)
As reported in a Schedule 13G, as amended by Amendment No. 6, filed January 3, 2013, with the SEC by Royce & Associates, LLC (“Royce”). Royce reported that, as an investment advisor, it beneficially owned 1,271,883 shares of the common stock of the Company, over which it has sole voting and sole dispositive power with respect to 1,271,883 shares and no shared voting or shared dispositive power.

RELATED PARTY TRANSACTIONS
Our Related Party Transactions Policy governs the review, approval and ratification of transactions involving the Company and related persons where the amount involved exceeds $120,000. Related persons include our directors, director nominees, executive officers, 5% stockholders and immediate family members of such persons, and entities in which one of these persons has a direct or indirect material interest. Under this policy, any potential related-party transaction must be brought to the attention of the Company's General Counsel. The General Counsel, in consultation with management and outside counsel, as appropriate, then assesses whether the proposed transaction is a related-party transaction for purposes of the policy.
If the General Counsel determines that the proposed transaction is a related-party transaction for such purposes, the proposed transaction is then submitted to the Governance Committee of the Board for its consideration. The Governance Committee considers all of the relevant facts and circumstances available, including but not limited to: (i) whether the proposed transaction is on terms that are fair to the Company and no less favorable to the Company than terms that could have been reached with an unrelated third party; (ii) the purpose of, and the potential benefits to the Company; (iii) the impact on a director's independence, in the event such person is a director; and (iv) whether the proposed transaction would present an improper conflict of interest. No member of the Governance Committee shall participate in any vote on the approval of any related-party transaction with respect to which such member or any of his or her immediate family members is the related party. In the event that the Company becomes aware of a related-party transaction that has not been previously approved or ratified by the Governance Committee, a similar process will be undertaken by the Governance Committee in order to determine if the existing transaction should continue or be terminated.

A copy of our Related Party Transactions Policy can be found on the “Corporate Governance” section of our website at www.amcastle.com/investors/investors_governance.aspx. Since the beginning of fiscal year 2012, no related party transactions occurred.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and beneficial owners of more than 10% of the Company's common stock to file initial reports of ownership and reports of changes in ownership of the Company's common stock with the SEC and to furnish the Company with a copy of those reports. Based solely upon our review of the forms received by the Company or on written representation that such reports were timely filed, we believe that all such Section 16(a) filing requirements for 2012 were complied with in a timely fashion, except that a late Form 4 report was filed on March 19, 2012, on behalf of Mr. Donnelley to report the purchases of 2,000 shares of common stock on March 8, 2012, and 500 shares of common stock on March 12, 2012.

NON-EMPLOYEE DIRECTOR COMPENSATION

Directors who are not employees of the Company receive an annual retainer of $60,000. The Chairman of the Board receives an additional annual retainer of $40,000. The chairperson of the Human Resources Committee receives an additional annual retainer of $7,500. The Governance Committee chairperson receives an additional annual retainer of $5,000. The chairperson of the Audit Committee receives an additional annual retainer of $40,000. In July 2012, the Board of Directors increased the additional annual retainer payable to the chairperson of the Audit Committee from $10,000 to $40,000 in recognition of her designation as a member of the board of directors of the Company's Kreher Steel joint venture. In addition, each year, directors receive restricted stock in an amount valued at $70,000, based upon the 60-day trailing average stock price on the date of grant, which is the date of the annual meeting of stockholders. The restricted stock vests upon the expiration of three years from the date of the grant. The director restricted stock awards are subject to the terms of the Company's 2008 Omnibus Incentive Plan, which was approved by the Company's shareholders. Directors are also reimbursed for travel and accommodation expenses incurred to attend meetings and to participate in other corporate functions. In addition, the Company maintains a personal excess liability coverage policy for each of our directors. This policy coordinates coverage with a director's personal homeowner's and automobile policies.

Under the Company's Directors Deferred Fee Plan (the “Directors Plan”), a director may elect prior to the end of a calendar year to defer receipt of up to 100% of his or her board compensation for the following year, including retainers. A deferred compensation account is maintained for each director who elects to defer board compensation. A director who defers board compensation may select either an interest or a stock equivalent investment option for amounts in the director's deferred compensation account. Fees held in the interest account are credited with interest at the rate of 6% per year compounded annually. Fees deferred in the stock equivalent accounts are divided by the closing price of the Company's common stock on the day as of which such fees would otherwise have been paid to the director to yield a number of stock equivalent units. The stock equivalent account is credited on the dividend payment date with stock equivalent units equal to the product of the declared dividend per share multiplied by the number of stock equivalent units in the director's account on the record date of the dividend. Disbursement of the interest account and the stock equivalent unit account can be made only upon a director's resignation, retirement or death or otherwise as a lump sum or in installments on one or more distribution dates at the director's election made at the time of the election to defer compensation. If payment from the stock equivalent unit account is made in shares of the Company's common stock, it will be made on the later of the date of the request or the date of the termination event.

Director Compensation - Fiscal Year 2012

The following table summarizes the compensation paid to or earned by the non-employee directors for 2012. Employees of the Company who serve as directors receive no additional compensation for service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Brian P. Anderson	100,000	79,399	179,399
Thomas A. Donahoe (3)	17,500	—	17,500
Reuben S. Donnelley	60,000	79,399	139,399
Ann M. Drake	60,000	79,399	139,399
Patrick J. Herbert, III	63,750	79,399	143,149
Terrence J. Keating	60,000	79,399	139,399
James D. Kelly	67,500	79,399	146,899
Pamela Forbes Lieberman	82,500	79,399	161,899
Gary A. Masse	60,000	79,399	139,399
John McCartney	60,000	79,399	139,399
Michael Simpson (3)	16,250	—	16,250

(1) In 2012, Messrs. Donahoe, Donnelley and McCartney deferred their cash retainers under the Directors Plan. Each such director deferred 100% of their annual cash retainer into the interest account.
(2) On April 26, 2012, each director, other than Messrs. Donahoe and Simpson (who retired from the Board in April 2012), received an annual restricted stock award of 5,804 shares of our common stock. The amounts shown reflect the grant date fair value computed in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718 (“ASC Topic 718”). As of December 31, 2012, each director held the following number of outstanding unvested stock awards and unexercised stock options: Mr. Anderson - 5,804 stock awards, 7,500 options; Mr. Donnelley - 5,804 stock awards; Ms. Drake - 5,804 stock awards; Mr. Herbert - 5,804 stock awards, and 15,000 options; Mr. Keating - 5,804 stock awards; Mr. Kelly - 5,804 stock awards; Ms. Forbes Lieberman - 5,804 stock awards; Mr. Masse - 5,804 stock awards; and Mr. McCartney - 5,804 stock awards.

(3) Mr. Donahoe and Mr. Simpson retired from the Board in April 2012.

Director ownership guidelines require each director to beneficially own Company common stock with a value equivalent to four times the annual cash retainer. Directors have five years from the date they are initially elected as a director or until March 5, 2014, whichever is later, in which to accumulate the required amount. Shares owned outright and beneficially, restricted stock, deferred stock units and unexercised, vested stock options count toward the ownership guidelines. Unvested stock options do not count toward satisfying these guidelines.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) explains the Company's executive compensation programs and how those programs apply to our “named executive officers,” whose compensation information is presented in the Summary Compensation Table below.

Named Executive Officers for 2012

The following are our named executive officers for 2012:

Name	Position
Scott J. Dolan(1)	President and Chief Executive Officer
Scott F. Stephens	Vice President, Chief Financial Officer and Treasurer(2)
Michael H. Goldberg(3)	Former President and Chief Executive Officer
Blain A. Tiffany	Chief Commercial Officer(4)
Robert J. Perna	Vice President, General Counsel & Secretary
James R. Callan	Vice President, Aerospace(5)
G. Nicholas Jones(6)	Former Vice President and President, Castle Metals Oil & Gas

(1) Mr. Dolan joined the Company in October 2012.
(2) Mr. Stephens also served as interim Chief Executive Officer from May to October 2012.
(3) Mr. Goldberg's employment terminated in May 2012.
(4) Prior to his promotion to Chief Commercial Officer in January 2013, Mr. Tiffany served as Vice President and President, Castle Metals Industrial.
(5) Prior to his appointment as Vice President, Aerospace in January 2013, Mr. Callan served as Vice President and President, Castle Metals Aerospace.
(6) Mr. Jones' employment terminated in April 2012.

2012 Compensation Decisions

Below are some of the key compensation decisions that occurred in 2012:

•
The named executive officers (other than Mr. Dolan, who joined the Company in October 2012, and those other officers named below) received salary increases ranging from 3% to 6%, effective April 9, 2012.

•	Mr. Tiffany received a 12% salary increase in connection with his appointment to a new position at the Company.

•
Mr. Stephens' annual base salary was increased from $342,000 to $400,000 and his target STIP award opportunity for 2012 and 2013 was increased from 60% to 100% of annual base salary in recognition of his assumption of the interim Chief Executive Officer role following Mr. Goldberg's departure.

•	Mr. Jones received a 12% salary increase due to increased responsibilities following the Company's acquisition of Tube Supply, Inc. (“Tube Supply”).

•	Messrs. Stephens, Tiffany, Perna and Callan received retention awards ranging in value from $100,000 to $200,000 in connection with the CEO leadership transition.

•
Performance share units awarded under the 2010 long term compensation plan, which covered the three-year performance period ended December 31, 2012, paid out at 74% of target under that plan based on the Company's relative total shareholder return compared to its peer group over the three-year performance period.

•	Mr. Dolan's compensation was negotiated in connection with his recruitment, in consultation with the Committee's independent compensation consultant.

•	The Company's actual short term incentive plan payout reflected an alignment with the company performance in 2012.

 Corporate Governance

The Company's executive compensation programs are generally designed to incentivize long term shareholder value creation and to provide a total compensation opportunity that will allow the Company to attract, retain and motivate highly talented executives. The programs consist of the following elements:

•	Base salaries that are targeted at median salary levels for similar positions at a selected group of comparable companies;

•	Short term incentive compensation that is paid in cash upon the successful accomplishment of the Company's annual business and financial objectives;

•
Long term equity compensation that consists of restricted stock units and/or stock options, which vest over multi-year periods, and performance share units tied to the achievement of corporate financial performance goals over rolling three-year performance periods;

•	Total compensation (cash and long-term equity compensation) that is targeted at the median level of total compensation for comparable positions at a selected group of comparable companies;

•	A “clawback” policy that permits the Company to recover incentive compensation from executive officers to the extent such compensation would have been lower due to restated financial results;

•	A policy that prohibits our directors, named executive officers, and other executive officers from hedging the economic interest in the Company securities that they hold;

•	A policy that prohibits our directors, named executive officers, and other executive officers, from purchasing securities on margin or pledging Company securities as collateral for a loan;

•	Significant stock ownership guidelines that align executives' interests with those of stockholders;

•	Qualified retirement plans that provide benefits commensurate with perceived market practices and that are generally available to all other employees of the Company; and

•	Limited perquisites, severance benefits and non-qualified savings and retirement plans that are in line with perceived market practices.

The Company also maintains a strong risk management program, which includes our Human Resources Committee's oversight of the ongoing evaluation of the relationship between our compensation programs and risk. The Committee also engaged an independent compensation consultant that does not provide any services to management and that had no prior relationship with management prior to engagement.

Pay for Performance

The Company emphasizes pay for performance by placing a majority of each named executive officer's total compensation at risk through the short term and long term incentive plans. Total compensation includes the sum of base salary, target short term incentive plan opportunity and target long term compensation plan opportunity. The graph below shows the mix of fixed (base pay) and at risk pay for the named executive officers for 2012:

(1)	Reflects target annual total direct compensation (e.g., excludes special one-time bonuses and equity grants such as promotional/inducement grants).

(2)	Reflects Interim CEO compensation (e.g., adjusted salary and STIP target at 100% of base salary)

Shareholder Advisory Voting on Executive Compensation

At our 2012 annual meeting of shareholders, our shareholders expressed their continued support of our executive compensation programs by approving our non-binding advisory vote on our executive compensation, with 83% of the shareholders casting votes, voting for the proposal. In 2012, we reviewed our executive compensation programs, considering the results of the advisory vote on our executive compensation programs. Following such review and assessment, we refined our short term incentive plan to better align it with company-wide performance measures and goals and reassessed our long term incentive targets. We also reviewed the number of participants in our short term incentive and long term incentive plans to better align them with employee responsibilities and authority, which resulted in a net reduction of participants in both plans. We continue to believe that our executive compensation programs are designed to support our business strategies and are in line with our compensation philosophy. We value feedback from our shareholders on this matter.

Oversight of the Executive Compensation Programs

The Human Resources Committee of the Company's Board of Directors (the “Committee”) oversees the Company's executive compensation programs, operating under a committee charter that is reviewed annually and approved by our Board of Directors. All members of the Committee are independent directors. The Committee operates with the assistance of an executive compensation consultant, who is engaged on an annual basis and is also independent of the Company.

The Committee approves the elements of the Company's executive compensation programs that cover the named executive officers with the exception of the Chief Executive Officer (“CEO”), whose compensation is reviewed and recommended by the Committee and approved by the independent members of the Board of Directors. The Committee is comprised of James D. Kelly (Chairman), Reuben S. Donnelley, Ann M. Drake, and Patrick J. Herbert, III. All directors are elected annually by the shareholders. The Board has determined that all of the Committee members are independent directors under the applicable NYSE and SEC rules. In addition, none of the Company's executive officers serves as a director of any company where an executive officer of that other company serves on the Committee.

Compensation Consultant

For 2012, the Committee engaged compensation consultant, Pearl Meyer & Partners (“PM&P”), to provide advice on matters for which the Committee is responsible, and pursuant to this engagement, PMP provided the following:

•	Review of the Company's executive compensation programs designs and levels, including the mix of total compensation elements, compared to industry peer groups and broader market practices;

•	Review the compensation and benefit recommendations for the employment agreement for Mr. Dolan as Chief Executive Officer;

•	Provide information on emerging trends and legislative developments in executive compensation and implications for the Company;

•
Provide advice regarding changes to the Company's 2012 executive compensation programs, including changes to performance measures and the structure of equity awards under our Long Term Compensation Plan;

•	Review of the Company's executive stock ownership guidelines, compared to industry peer groups and broader market practices; and

•	Review of the Company's director compensation program compared to industry peer groups and broader market practices.

The Committee met with PM&P throughout 2012 to review their advice in these areas. In accordance with new NYSE rules under the Dodd-Frank Act on adviser independence, the Committee also reviewed the relevant factors contained in the NYSE rules and assessed PM&P's independence, concluding that PM&P's engagement did not raise any conflicts of interest. The Committee has the authority to determine the scope of PM&P's services and retains the right to terminate its engagement at any time. PM&P did not perform any additional services for the Company in 2012.

Executive Compensation Philosophy

In 2012, the Committee reviewed and approved the Company's overall Compensation Philosophy and Strategy. Pay for performance is an essential element of the Company's executive compensation philosophy. The Company's executive compensation programs are designed so that a significant portion of an executive's compensation is dependent upon the performance of the Company. Measures of financial performance for short term and long term incentive programs, and the use of equity, are intended to align compensation with the creation of shareholder value. Threshold, target and maximum performance goals under incentive programs are selected so as to generate minimum, target or maximum payouts, commensurate with performance, respectively.

These programs are designed to provide a total compensation opportunity for the named executive officers that is competitive with the total compensation opportunity offered to executives with similar responsibilities at comparable companies, the “market median guideline.” Actual compensation will differ from the targeted opportunity based on actual Company performance. Total compensation is the aggregate of the following categories: (i) base salary, (ii) short term incentive compensation, and (iii) long term incentive compensation. In reviewing the executive officers' target total cash compensation opportunity, the Committee uses the fiftieth percentile of the competitive market data (market median, as described below) as a guideline. Other factors considered by the Committee in setting each executive's opportunity are internal equity (rational linkage between job responsibilities and total compensation opportunities across all jobs within the Company), individual executive performance and the alignment between Company performance and pay.

Benchmarking

In order to establish the market median guideline, the Committee reviews competitive market compensation data on a biennial basis, including the compensation practices of selected similar companies (the “Compensation Peer Group”), and broader industry compensation data provided by its executive compensation consultant. The Compensation Peer Group consists of publicly traded corporations which operate either in the metals industry or in the distribution of industrial products and have market capitalization and/or revenue similar to that of the Company and with which we compete for executive talent. Adjustments are made to the Compensation Peer Group biennially based on those considerations. The Committee used the same Compensation Peer Group for 2012 that it had used in 2011 to assist it in making decisions. The Compensation Peer Group consisted of the following 12 companies:

Applied Industrial Tech, Inc.	Metals USA Holdings Corp.
Carpenter Technology Corp.	Olympic Steel Inc.
Gibraltar Industries, Inc.	Quanex Building Products Corporation
Haynes International, Inc.	Schnitzer Steel Industries, Inc.
Kaman Corporation	Shiloh Industries, Inc.
Lawson Products, Inc.	Worthington Industries, Inc.

The Committee also considers compensation data for similar-sized companies covered in general industry compensation surveys. The compensation data utilized vary depending on each executive's position and responsibility, and generally cover companies with revenue similar to that of the Company.

Executive Compensation Process

The Committee approved 2012 compensation plans for all of the Company's executive officers, except for the compensation plan of the CEO which was recommended by the Committee and approved by the independent members of our Board of Directors in executive session. The CEO did not participate in the Committee's or the Board's deliberations or decisions with regard to his compensation.

Process for Executives other than the CEO

The Company utilizes a formal performance management process to establish goals for executive officers and evaluate management performance. The Committee annually reviews a summary of the performance reviews for the executive officers, which is prepared by the CEO and the Vice President-Human Resources, and the CEO's recommendation for any changes in these officers' compensation.

The CEO's performance review of the executive officers addresses each executive's performance relative to established financial and personal objectives and specific project assignments, and includes a review of the following leadership competencies: strategic leadership; driving execution; cross-functional alignment and collaboration; decision making; talent management; engaging and influencing others; and business and financial acumen. The individual objectives for each executive officer, other than the CEO, are determined by the CEO.

In addition to the reviews of individual executive performance, the Committee also takes into account the overall performance of the Company (as related to the short term and long term incentive plans), as well as the analysis and findings of its executive compensation consultant regarding market pay levels and practices. The Committee then approves the compensation for the named executive officers, other than the CEO. The Committee also reviews and approves the material terms of any employment and severance agreements with named executive officers, other than the CEO, with a view to approving terms that are competitive in the marketplace and that serve to attract, motivate and retain executives.

Process for the CEO

Early each year, the Chairman of the Board holds a meeting with the CEO to discuss the CEO's prior year performance and to identify tentative goals and objectives for the CEO for the upcoming year. After this meeting, the Chairman of the Board solicits input from all Board members. The Chairman of the Board then reports to the Committee on the results of the meeting with the CEO, and shares feedback from other non-Committee directors. As with the process for the other named executive officers, the Committee also takes into account Company performance and the analysis by its executive compensation consultant. The Committee then develops recommendations for CEO compensation for consideration by the Board, as well as CEO goals and objectives for the upcoming year. The Board of Directors meets annually, without the CEO present, to consider the recommendations of the Committee, determine any compensation adjustments applicable to the CEO and establish the CEO's goals and objectives for the upcoming year.

Components of the Executive Compensation Programs

Base Salary

With the exception of the CEO, whose compensation was reviewed and recommended by the Committee and approved by the independent members of the Board of Directors, the Committee reviewed and approved the base salaries of the executive officers, including the named executive officers. In each case, the Committee took into account the CEO's recommendation, as well as internal equity, the performance of each executive during the year, and external competitive compensation data. In March 2012, the named executive officers (other than Mr. Dolan, who joined the Company in October 2012) received salary increases ranging from 3% to 6%, effective April 9, 2012, except that Mr. Tiffany received a 12% salary increase in connection with his appointment to a new position at the Company, and Mr. Jones received a 12% salary increase due to increased responsibilities following the Company's acquisition of Tube Supply. Furthermore, in May 2012, in recognition of Mr. Stephens' appointment as interim CEO following Mr. Goldberg's termination of employment, Mr. Stephens' annual base salary was increased from $342,000 to $400,000.

In January 2013, the Committee approved a salary increase for Mr. Tiffany from $340,000 to $350,000 in recognition of his promotion to Chief Commercial Officer. Mr. Dolan's base salary was reviewed in March 2013 as part of the annual executive officer base salary review process. In light of the fact that Mr. Dolan was only recently hired to his position, the independent members of the Board, upon recommendation of the Committee, did not take any action on his base salary at that time. This followed the Committee's earlier approval of base salary increases ranging from 0% to 3% for the other named executive officers for 2013 (other than Messrs. Goldberg and Jones, whose employment with the Company terminated in 2012).

Short Term Incentive Compensation

Short term incentive compensation is provided under the Company's STIP. This is a performance-based plan that is used to provide opportunities for annual cash bonuses to the Company's executive officers and other select managers. Approximately 173 employees participated in the STIP in 2012 and 86 employees participated in 2013. All STIP awards described below are subject to the terms of the Company's 2008 Omnibus Incentive Plan, which was approved by the Company's shareholders.

2012 STIP Award. In early 2012, the Committee approved the performance goals under the Company's 2012 STIP. The STIP performance goals approved for 2012 for Messrs. Stephens, Goldberg and Perna were based on the following drivers of overall corporate performance:

2012 STIP Corporate Performance Measures	Weighting
Pro forma non-GAAP net income	60%
Average days sales outstanding in inventory (DSI), calculated as follows: (average inventory on a replacement cost basis ÷ annual cost of sales) x 360 days	15%
Turn/Earn index, calculated by multiplying the number of inventory turns for the year by overall gross margin	15%
Individual performance assessment	10%

The Committee set the 2012 STIP performance measures at levels taking into account the Company's internal business plan. For 2012, the Committee increased the weighting of the corporate net income component from 50% to 60% in order to enhance the focus on profitability. Also, as permitted under the plan and as approved by the Committee, the calculation of net income excludes the impact of unrealized gains and losses on commodity hedges and conversion option derivative liability associated with the Company's convertible bonds. The Committee believes that recognizing the economic impact (both gains and losses) of only the actual settled transactions and the effects on results of operations is appropriate for purposes of assessing performance relative to the established STIP goals. To better measure inventory management performance the Committee broadened the DSI performance measure to include a turn/earn index, which is calculated by multiplying the number of inventory turns by overall gross margin. Each of the DSI and turn/earn index component is weighted 15%. In light of the increased weighting of the corporate net income component, customer OTD and safety performance were removed as discrete components of the 2012 STIP and will be considered as part of each executive's individual performance assessment. In addition, the weighing of the individual performance assessment was increased from 5% to 10%.

At the corporate level, the threshold, target and maximum performance goals for 2012 in the areas of net income, DSI, and turn/earn index are shown below.

Measurement	Threshold	Target	Maximum
Pro forma non-GAAP net income	$15,100,000	$33,000,000	$50,800,000
DSI	148 days	141 days	134 days
Turn/Earn index	69.5	73.0	76.9

If a threshold is not reached, no amount is earned for that portion of the performance goal. The Committee (or in the case of the CEO, the independent members of the Board of Directors, upon recommendation of the Committee) has discretion to increase or decrease individual awards based on corporate results or other factors prior to payment and to award discretionary bonuses. Termination of employment prior to the end of the year disqualifies an executive from receiving the STIP payment, except in the case of retirement or death, in which case the award is prorated.

The STIP performance goals approved for 2012 for Messrs. Tiffany, Callan and Jones were based on the factors described below relative to their respective commercial units. Prior to being appointed Chief Commercial Officer in January 2013, Mr. Tiffany was President of the Castle Metals Industrial commercial unit. For purposes of the 2012 STIP, Mr. Tiffany's performance goals were based entirely on the performance of the Castle Metals Industrial commercial unit, Mr. Callan's performance goals were based entirely on the performance of the Castle Metals Aerospace commercial unit and Mr. Jones' performance goals were based entirely on the performance of the Castle Metals Oil & Gas commercial unit.

2012 STIP Commercial Unit Performance Measures	Weighting
Operating profit	60%
DSI	15%
Turn/Earn index	15%
Individual performance assessment	10%

The Committee set the threshold, target and maximum performance goals for each of the Company's commercial units (Castle Metals Industrial, Castle Metals Aerospace, Castle Metals Oil and Gas, Castle Metals UK, and Total Plastics) and for the Company as a whole after considering the Company's business plan, external market conditions and input by executive management. STIP payouts for the Company's corporate officers are based upon total Company performance, and payouts for commercial unit presidents are based on the performance of their respective commercial units after allocation of certain corporate expenses and adjustments for special items. The Committee also established the calibration between the performance goals and the award payouts, with interpolation for performance between the established levels (threshold, target, and maximum) on a straight-line basis.

At the beginning of each year, the Committee (or in the case of the CEO, the Board of Directors) establishes a STIP award opportunity, which is expressed as a percentage of the participant's annual base salary. For 2012, the Committee maintained the award opportunities at the prior year's level for each of the named executive officers (other than Mr. Dolan, who joined the Company in October 2012, and Messrs. Stephens and Tiffany, who were given additional responsibilities in 2012). The following table sets forth the STIP award opportunities, as a percentage of annual base salary, at threshold, target and maximum for the named executive officers in 2012, as established by the Committee and the Board:

Name	Threshold	Target	Maximum
Scott J. Dolan	—%	100%	200%
Scott F. Stephens(1)	—%	100%	200%
Michael H. Goldberg	—%	100%	200%
Blain A. Tiffany(2)	—%	60%	120%
Robert J. Perna	—%	40%	80%
James R. Callan	—%	40%	80%
G. Nicholas Jones	—%	40%	80%

(1) In recognition of Mr. Stephens' appointment as interim CEO from May to October 2012, his target STIP award opportunity for 2012 and 2013 was increased from 60% to 100% of annual base salary.
(2) Mr. Tiffany's STIP award opportunity was increased for 2012 from 40% to 60% of annual base salary in recognition of his promotion to President, Castle Metals, in December 2011.

We have calculated a pro forma net income for purposes of determining 2012 STIP that excludes the impact of unrealized gains and losses on commodity hedges and conversion option derivative liability associated with the Company's convertible bonds from our fiscal year results:

Reconciliation of 2012 STIP corporate adjusted pro forma non-GAAP net income to reported income (1)	Fiscal 2012 Net Income (in thousands)
As reported	$(9,748)
Plus: unrealized losses on conversion option derivative liability, net of tax	15,597
Plus: unrealized losses on commodity hedges, net of tax	114
Adjusted Pro Forma Non-GAAP	$5,963

(1) While we report our financial results in accordance with U.S. Generally Accepted Accounting Standards (“GAAP”), our corporate net income target under our STIP is based on a non-GAAP financial measure. In addition, as noted in this table, this Non-GAAP financial measure is further adjusted as approved by the Committee. This metric and the related performance targets are relevant only to our executive compensation program and should not be used or applied in any other contexts.

With the exclusion of the impact of these items noted above, pro forma non-GAAP net income used to determine 2012 STIP was $5,963,000, which was below threshold performance. For 2012, the Company's DSI and Turn/Earn index were also below threshold performance. The Company's Castle Metals Industrial commercial unit exceeded its operating profit threshold performance, but failed to meet its DSI and Turn/Earn index threshold performance. The Company's Castle Metals Aerospace and Castle Metals Oil & Gas commercial units failed to meet their respective operating profit, DSI and Turn/Earn index threshold performance. Each of Messrs. Stephens, Tiffany, Perna and Callan achieved some or all of their individual performance objectives in 2012 ranging between 65% and 110% of target level performance.

In March 2013, the Committee reviewed the extent to which the performance goals for 2012 were satisfied, including each executive's individual performance objectives. Based on the achievement of the performance goals as described above, the named executive officers attained a performance award under the 2012 STIP as shown below, and the Summary Compensation Table reflects that attainment amount.

Name	2012 STIP Target Award Opportunity	2012 STIP Amount Earned
Scott J. Dolan (1)	$650,000	$137,123
Scott F. Stephens	$400,000	$30,000
Michael H. Goldberg(2)	$625,000	$—
Blain A. Tiffany	$204,000	$21,112
Robert J. Perna	$120,605	$12,060
James R. Callan	$107,120	$6,427
G. Nicholas Jones(3)	$114,000	$—

(1) Mr. Dolan joined the Company on October 15, 2012. Pursuant to the terms of his employment offer letter, he was guaranteed a pro-rata STIP payout for the number of days of fiscal year eligible participation at target level for 2012.

(2) In connection with Mr. Goldberg's termination of employment from the Company on May 31, 2012, and pursuant to the terms of his severance agreement, he was entitled to receive a pro-rata annual STIP award for the number of days of fiscal year eligible participation for 2012, to the extent the applicable performance measures were met.

(3) In connection with Mr. Jones' termination of employment from the Company on April 24, 2012, and pursuant to the terms of his severance agreement, he was entitled to receive a pro-rata annual STIP award for the number of days of fiscal year eligible participation for 2012, to the extent the applicable performance measures were met.

2013 STIP Award. In early 2013, the Committee (or in the case of the CEO, the Board of Directors) assigned each executive a threshold, target and maximum STIP award opportunity after a review of the competitive data and with the assistance of PMP. 2013 STIP award opportunities, as a percentage of annual base salary, were maintained at the prior year's level for each of Messrs. Dolan, Stephens, Perna and Callan. Mr. Tiffany's STIP award opportunity was increased for 2013 in recognition of his promotion to Chief Commercial Officer in January 2013. In addition, for 2013 each executive's award opportunity will be subject to a performance modifier (“Performance Modifier”) equal to a 20% increase for superior performance of individual performance objectives established by the CEO at the beginning of the year (or with respect to the CEO, established by the independent members of the Board of Directors) or a 40% decrease for sub-par performance of such individual performance objectives. The following table sets forth the STIP award opportunities for 2013, as a percentage of annual base salary, at threshold, target, maximum and maximum with the Performance Modifier for the named executive officers:

Name	Threshold	Target	Maximum	Maximum With Performance Modifier
Scott J. Dolan	—%	100%	200%	240%
Scott F. Stephens	—%	100%	200%	240%
Blain A. Tiffany (1)	—%	65%	130%	156%
Robert J. Perna	—%	40%	80%	96%
James R. Callan	—%	40%	80%	96%

(1) In recognition of Mr. Tiffany's promotion to Chief Commercial Officer in January 2013, his target STIP award opportunity for 2013 was increased from 60% to 65% of annual base salary.

In order to better align performance around shared organizational goals and results, a single set of performance goals, as described below, were approved for all named executive officers for 2013. To better focus on operational profitability, the Committee changed the corporate profitability component of the STIP to adjusted EBITDA, which is a non-GAAP measure defined by the Company as net income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, and excluding restructuring and one-time charges and the impact of unrealized gains and losses on commodity hedges and conversion option derivative liability associated with the Company's convertible bonds (“Adjusted EBITDA”). The Committee eliminated the Turn/Earn index as a measure of inventory management performance under the STIP and increased the weighting of the DSI component to 25% for 2013 to further support the Company's inventory reduction goals. Also, recognizing the importance of customer service in retaining existing customers and as a means to increase sales, on-time delivery was added as a performance measure. The individual performance assessment was removed as a discrete component of the 2013 STIP, and instead, each executive's award opportunity will be subject to the Performance Modifier.

2013 STIP Performance Measures	Weighting
Adjusted EBITDA	50%
Average days sales outstanding in inventory (DSI), calculated as follows: (inventory on a replacement cost basis ÷ cost of sales) x 360 days	25%
On-Time Delivery	25%

To align with the Company's business plan, the 2013 performance objectives for DSI were established at threshold, target and maximum performance levels of 160 days, 150 days and 140 days, respectively, for any consecutive 90-day period during the second half of 2013. The Company believes that the disclosure of the 2013 performance objectives for Adjusted EBITDA and On-Time Delivery would reveal confidential financial and commercial information, which would result in competitive harm to the Company. In general, the Committee strives to establish target levels of performance consistent with Company's internal business plan. The level of performance to attain a threshold payment is generally set at a minimally acceptable level of results at which the Committee believes an incentive payment is appropriate. The level of performance to attain a maximum payment is generally set at a level of performance that the Committee deems truly superior. In order to illustrate the historical performance against STIP performance measures, the following is a summary of the actual overall corporate STIP payout percentages achieved (with individual performance objectives at target level), expressed as a percentage of target opportunity, for the last three years: 149% in 2010; 59% in 2011; and 10% in 2012.

STIP awards are typically paid in the first quarter after the prior year's financial audit is completed and earned amounts are approved by the Committee or, in the case of the CEO, by the Board. Executives have a deferral opportunity for their earned STIP awards. Elections must be made before the beginning of the calendar year immediately preceding the calendar year in which the STIP award is earned (See “Non-Qualified Deferred Compensation” discussion below).

Long Term Incentive Compensation

Long term incentive compensation is provided under the Company's LTCP, which is used to provide opportunities for equity awards to executive officers and other select managers based upon the achievement of performance or tenure goals established by the Committee. The LTCP consists of restricted stock units and/or stock options, which vest over multi-year periods, and performance share units tied to achievement of corporate financial performance goals. Equity-based compensation remains an important component of the Company's compensation strategy to align the interests of our executive officers with the interests of our shareholders, and an important tool for the Company with respect to attracting and retaining executive talent. Approximately 112 employees participated in the LTCP in 2012 and 71 employees participated in 2013.
Under the LTCP, performance share units are granted annually at the discretion of the Committee (or in the case of the CEO, the Board of Directors). The Committee approves a specific long term compensation target opportunity for each executive officer with the exception of the CEO, whose specific long term target opportunity is reviewed and recommended by the Committee and approved by the independent members of the Board of Directors. Payment of the performance share unit awards is based upon the Company's attainment of pre-established performance goals over three-year overlapping performance periods. The target number of performance share units for a performance period is determined by dividing the long term incentive compensation target by the average closing share price for the Company's common stock during the sixty calendar day period prior to and including the date of approval of the LTCP award. When the Committee (or in the case of the CEO, the Board of Directors) approves target awards for the named executive officers, it also approves the performance measures and weightings, performance goals and calibration of shares earned over the payout range between the threshold, target and maximum opportunities. All LTCP awards described below are subject to the terms of the Company's 2008 Omnibus Incentive Plan, which was approved by the Company's shareholders.

In 2010, the sole performance measure for the component of the LTCP awards made in performance share units was relative total shareholder return (RTSR). RTSR is measured against a group of peer companies either in the metals industry or in the industrial products distribution business (the “RTSR Peer Group”) over the three-year performance period. The RTSR Peer Group for the 2010-2012 performance period, as established by the Committee, consists of the following 26 companies:

AEP Industries Inc.	Gibraltar Industries, Inc.	Reliance Steel & Aluminum Co.
AK Steel Holding Corporation	Haynes International, Inc.	RTI International Metals, Inc.
Allegheny Technologies Inc.	Kaman Corporation	Schnitzer Steel industries, Inc.
Amcol International Corp.	Lawson Products, Inc.	Steel Dynamics, Inc
Applied Industrial Technologies, Inc.	MSC Industrial Direct Co., Inc.	Stillwater Mining Co
Carpenter Technology Corp.	Nucor Corp.	Texas Industries Inc.
Cliffs Natural Resources Inc.	Olin Corp.	United States Steel Corp.
Commercial Metals Company	Olympic Steel, Inc.	Worthington Industries, Inc.
Fastenal Company	Quanex Building Products Corporation

In 2011, it was determined that half of the performance measure should be based on absolute (not relative) performance and related to the Company's cost of capital. As a result, modified return on invested capital (“Modified ROIC”) was added as a performance measure. The performance measures and weightings for the performance share unit awards under the 2011 LTCP were set as shown below.

2011 LTCP Performance Measures	Weighting
RTSR	50%
Modified ROIC	50%

The RTSR for 2011 was based on the same RTSR Peer Group that was used in 2010. The Company employed a consulting company to estimate our weighted average cost of equity and cost of debt, which were established as the threshold level of performance for the Modified ROIC performance measure. Modified ROIC can be summarized as (i) the sum of net income and pre-tax interest, divided by (ii) the sum of the Company's market capitalization and the book value of the Company's long-term debt. For the 2011 LTCP, the Modified ROIC component is measured on an annual basis for each fiscal year during the three-year performance period, and is calculated as follows:

net income for the fiscal year	+	pre-tax interest for the fiscal year
$429,747,000

where $429,747,000 represents the sum of (i) the Company's market capitalization as of December 31, 2010, based on the 60-day trailing average price of the Company's common stock, plus (ii) the book value of the Company's long-term debt as of December 31, 2010.

In 2012, it was determined that the Modified ROIC measure should be based on a cumulative three-year average over the performance period, rather than on a fiscal year basis, and that as permitted under the plan and as approved by the Committee, the calculation of net income for purposes of determining Modified ROIC should exclude the impact of any unrealized gains and losses on conversion option derivative liability associated with the Company's convertible bonds. Otherwise the performance measures and weightings for the performance share unit awards under the 2012 LTCP remained unchanged from 2011. The RTSR for 2012 was based on the same RTSR Peer Group that was used in 2011. The performance measures and weightings for the performance share unit awards under the 2012 LTCP were set as shown below.

2012 LTCP Performance Measures	Weighting
RTSR	50%
Three-year average Modified ROIC	50%

The Company's weighted average cost of equity and cost of debt remained as the threshold level of performance for the three-year average Modified ROIC performance measure. For 2012 the three-year average Modified ROIC can be calculated as follows:

;where $570,187,000 represents the sum of (i) the Company's market capitalization as of December 31, 2011, based on the 60-day trailing average price of the Company's common stock, plus (ii) the book value of the Company's long-term debt as of December 31, 2011.

In early 2013, it was determined that the performance measures and weightings for the performance share unit awards under the 2013 LTCP should remain unchanged from 2012. The RTSR for 2013 was based on the same RTSR Peer Group that was used in 2012. The performance measures and weightings for the performance share unit awards under the 2013 LTCP were set as shown below. As in 2012, the Modified ROIC measure for 2013 is based on a cumulative three-year average over the performance period, and excludes the impact of any unrealized gains and losses on conversion option derivative liability associated with the Company's convertible bonds.

2013 LTCP Performance Measures	Weighting
RTSR	50%
Three-year average Modified ROIC	50%

The performance levels for the three-year average Modified ROIC performance measure was adjusted from the prior period to take into consideration the Company's internal business plan. For 2013, the three-year average Modified ROIC can be calculated as follows:
where $596,025,000 represents the sum of (i) the Company's market capitalization as of December 31, 2012, based on the 60-day trailing average price of the Company's common stock, plus (ii) the book value of the Company's long-term debt as of December 31, 2012.
With respect to the outstanding LTCP performance share units, upon the completion of the three year performance period, the Committee will determine the extent to which the performance goals were satisfied. Each performance share unit represents a right to receive one share or its value in cash. The performance share units are paid in shares or in cash, as determined by the Committee, in March of the year that follows the end of the performance period. Unless covered by a specific change in control or severance agreement, a participant whose employment is terminated for any reason during the performance period forfeits any award. (See the “Executive Compensation and Other Information - Potential Payments Upon Termination or Change-in-Control” section described below.)
2010 LTCP Award. In 2010, the Committee, after a review of competitive long term market practice trends and in consultation with PM&P, determined that targeted value mix of LTCP awards should be: one-third performance share units; one-third stock options; and one-third time-based restricted stock units. The inclusion of stock options in the 2010 LTCP was intended to enhance the link between creating shareholder value and long-term incentive compensation.

Restricted stock unit awards made in conjunction with the 2010 LTCP vest 100% at the end of the three-year performance period, provided the executive remains in the employment of the Company through the vesting date. Each restricted stock unit that becomes vested entitles the participant to receive one share of the Company's common stock or, at the discretion of the Committee, payment may be made in cash or other equity based vehicle. Stock option awards made in conjunction with the 2010 LTCP vest and become exercisable three years from the date of the grant. The term of the options is eight years. To the maximum extent permitted under the Company's 2008 Omnibus Incentive Plan, stock options granted to the named executive officers are treated as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

On March 18, 2010, target share awards and performance goals for the 2010-2012 performance period were established. With respect to performance share units awarded under the 2010 LTCP, the threshold, target and maximum performance levels for RTSR are the 25th, 50th and 75th percentile, respectively, relative to RTSR Peer Group performance over the performance period. The table below summarizes each named executive officer's target award opportunity as a percentage of base salary and the restricted stock unit, stock option and performance share unit award opportunity established for the 2010-2012 performance period:

2010 LTCP Awards

Name	Target award opportunity as a % of Base Salary	Restricted Stock Units (#)	Performance Share Units (#)			Stock Options (#)
			Threshold	Target	Maximum
Scott J. Dolan(1)	200%	—	1,389	2,779	5,558	—
Scott F. Stephens	145%	13,100	6,550	13,100	26,200	25,500
Michael H. Goldberg	150%	25,100	12,550	25,100	50,200	49,100
Blain A. Tiffany	110%	8,950	4,475	8,950	17,900	17,600
Robert J. Perna	90%	6,750	3,375	6,750	13,500	13,200

(1) Mr. Dolan joined the Company on October 15, 2012. Pursuant to the terms of his employment offer letter, he received a pro-rata award of performance share units under the 2010 LTCP.
Except with respect to Mr. Goldberg, the restricted stock units awarded to the named executive officers vested 100% on December 31, 2012, and were settled on a one-for-one basis with Company common stock, and the stock option awards made to the named executive officers vest and become exercisable on March 18, 2013. Mr. Goldberg's restricted stock units and stock option awards were forfeited upon his termination of employment in May 2012.
In March 2013, the Committee reviewed the extent to which the RTSR performance goal was satisfied for the 2010-2012 performance period and determined that the Company's performance relative to RTSR Peer Group performance was at the 37th percentile. Based on the achievement of the performance goal as described above, the named executive officers earned payments with respect to the performance share units at between threshold and target levels as shown below, which were paid in shares of Company common stock.

Name	2010 LTCP Performance Share Units Earned
Scott J. Dolan	2,059
Scott F. Stephens	9,704
Michael H. Goldberg(1)	14,874
Blain A. Tiffany	6,630
Robert J. Perna	5,000

(1) In connection with Mr. Goldberg's termination of employment from the Company in May 2012, and pursuant to the terms of his severance agreement, he was entitled to payment of performance share units on a pro-rata basis to the extent the applicable performance measures were met.

2011 LTCP Award. In 2011, to further align the LTCP award opportunity to achievement of the Company's business plan, the portion of the LTCP award previously awarded in stock options was changed to performance share units. The change resulted in a target value mix of: 67% performance share units; and 33% time-based restricted stock units.

On March 2, 2011, target share awards and performance goals for the 2011-2013 performance period were established. To better position the annual LTCP award opportunity at market median, the Committee (or in the case of the CEO, the Board of Directors), adjusted each of Messrs. Goldberg's, Stephens', Tiffany's and Perna's respective LTCP target award opportunity. Mr. Callan joined the Company in August 2011 and did not receive a 2011 LTCP award. The table below summarizes each named executive officer's target award opportunity as a percentage of base salary and the restricted stock unit and performance share unit award opportunity established for the 2011-2013 performance period:

2011 LTCP Awards
Name	Target award opportunity as a % of Base Salary	Restricted Stock Units (#)	Performance Share Units (#)
			Threshold	Target	Maximum
Scott J. Dolan(1)	200%	—	15,782	31,564	63,128
Scott F. Stephens	140%	8,900	8,950	17,900	35,000
Michael H. Goldberg	200%	22,400	22,500	45,000	90,000
Blain A. Tiffany	100%	5,800	5,750	11,500	23,000
Robert J. Perna	95%	5,000	5,050	10,100	20,200
G. Nicholas Jones	90%	4,500	4,500	9,000	18,000

(1) Mr. Dolan joined the Company on October 15, 2012. Pursuant to the terms of his employment offer letter, he received a pro-rata award of performance share units under the 2011 LTCP
Restricted stock unit awards made in conjunction with the 2011 LTCP vest 100% at the end of the three-year performance period, provided the executive remains in the employment of the Company through the vesting date. Each restricted stock unit that becomes vested entitles the participant to receive one share of the Company's common stock or, at the discretion of the Committee, payment may be made in cash.
With respect to performance share unit awards made in conjunction with the 2011 LTCP:

•	The threshold, target and maximum performance levels for RTSR are the 25th, 50th and 75th percentile, respectively, relative to RTSR Peer Group performance over the performance period; and

•
Threshold, target and maximum payouts under the Modified ROIC performance measure are based on obtaining the respective Modified ROIC performance level for any one fiscal year during the performance period. If the Modified ROIC results exceed threshold performance level for any two or more fiscal years during the performance period, then the payout will be based on the highest of the fiscal years in which threshold performance is obtained; and the award opportunity will be increased by an additional 20 percentage points, not to exceed the maximum performance opportunity shown above. The threshold, target and maximum performance levels for Modified ROIC are 13%, 14% and 17%, respectively. The Committee established the threshold level of performance equal to the Company's weighted average cost of capital (WACC). Levels of performance to attain target and maximum payouts were set consistent with the Company's internal business plan.

As a result of Mr. Goldberg's termination of employment from the Company, all of his restricted stock unit and performance share unit awards under the 2011 LTCP were forfeited in May 2012, and as a result of Mr. Jones' termination of employment from the Company, all of his restricted stock unit and performance share unit awards under the 2011 LTCP were forfeited in April 2012.

2012 LTCP Award. For 2012, the Committee maintained the target value mix of the LTCP as 67% performance share units, and 33% time-based restricted stock units. The table below summarizes each named executive officer's target award opportunity as a percentage of base salary and the restricted stock unit and performance share unit award opportunity established for the 2012-2014 performance period:

2012 LTCP Awards
Name	Target award opportunity as a % of Base Salary	Restricted Stock Units (#)	Performance Share Units (#)
			Threshold	Target	Maximum
Scott J. Dolan(1)	200%	—	28,812	57,624	115,248
Scott F. Stephens	140%	15,400	15,400	30,800	61,600
Michael H. Goldberg	200%	38,000	38,050	76,100	152,200
Blain A. Tiffany	90%	9,300	9,300	18,600	37,200
Robert J. Perna	95%	8,700	8,700	17,400	34,800
James R. Callan	90%	7,300	7,300	14,600	29,200
G. Nicholas Jones	90%	7,800	7,800	15,600	31,200

(1) Mr. Dolan joined the Company on October 15, 2012. Pursuant to the terms of his employment offer letter, he received a pro-rata award of performance share units under the 2012 LTCP.

Restricted stock unit awards made in conjunction with the 2012 LTCP vest 100% at the end of the three-year performance period, provided the executive remains in the employment of the Company through the vesting date. Each restricted stock unit that becomes vested entitles the participant to receive one share of the Company's common stock or, at the discretion of the Committee, payment may be made in cash.
With respect to performance share unit awards made in conjunction with the 2012 LTCP:

•	The threshold, target and maximum performance levels for RTSR are the 25th, 50th and 75th percentile, respectively, relative to RTSR Peer Group performance over the performance period; and

•
Threshold, target and maximum payouts under the Modified ROIC performance measure are based on obtaining the respective Modified ROIC performance levels on a cumulative three-year average basis over the performance period. The threshold, target and maximum performance levels for Modified ROIC are 13%, 14% and 17%, respectively. The Committee established the threshold level of performance equal to the Company's WACC. Levels of performance to attain target and maximum payouts were set consistent with the Company's internal business plan.

As a result of Mr. Goldberg's termination of employment from the Company, all of his restricted stock unit and performance share unit awards under the 2012 LTCP were forfeited in May 2012, and as a result of Mr. Jones' termination of employment from the Company, all of his restricted stock unit and performance share unit awards under the 2012 LTCP were forfeited in April 2012.

2013 LTCP Award. For 2013, the Committee maintained the target value mix of the LTCP as 67% performance share units, and 33% time-based restricted stock units. On March 6, 2013, target share awards and performance goals for the 2013-2015 performance period were established. The table below summarizes each named executive officer's target award opportunity as a percentage of base salary and the restricted stock unit and performance share unit award opportunity established for the 2013-2015 performance period.

2013 LTCP Awards
Name	Target award opportunity as a % of Base Salary	Restricted Stock Units (#)	Performance Share Units (#)
			Threshold	Target	Maximum
Scott J. Dolan	200%	26,000	26,050	52,100	104,200
Scott F. Stephens(1)	120%	9,600	9,600	19,200	38,400
Blain A. Tiffany(2)	120%	8,400	8,400	16,800	33,600
Robert J. Perna	95%	5,700	5,750	11,500	23,000
James R. Callan(3)	75%	4,020	4,025	8,050	16,100

(1) In light of other compensation actions taken in connection with Mr. Stephen's appointment as interim CEO in 2012 and to better align his LTCP opportunity with that of other senior executives within the Company, Mr. Stephen's 2013 LTCP target award opportunity was decreased from 140% to 120% of annual base salary.

(2) In recognition of Mr. Tiffany's promotion to Chief Commercial Officer in January 2013, his 2013 LTCP target award opportunity was increased from 90% to 120% of annual base salary.
(3) In connection with Mr. Callan's appointment as Vice President, Aerospace in January 2013, his 2013 LTCP target award opportunity was decreased from 90% to 75% of annual base salary to better align his LTCP opportunity with that of other executives within the Company with similar job responsibilities.

Restricted stock unit awards made in conjunction with the 2013 LTCP vest 100% at the end of the three-year performance period, provided the executive remains in the employment of the Company through the vesting date. Each restricted stock unit that becomes vested entitles the participant to receive one share of the Company's common stock or, at the discretion of the Committee, payment may be made in cash.
With respect to performance share unit awards made in conjunction with the 2013 LTCP:

•	The threshold, target and maximum performance levels for RTSR are the 25th, 50th and 75th percentile, respectively, relative to RTSR Peer Group performance over the performance period; and

•
Threshold, target and maximum payouts under the Modified ROIC performance measure are based on obtaining the respective Modified ROIC performance levels on a cumulative three-year average basis over the performance period. The threshold, target and maximum performance levels for Modified ROIC are 10%, 11.5% and 13.5%, respectively. Levels of performance to attain threshold, target and maximum payouts were set consistent with the Company's internal business plan. The Committee also took into consideration the Company's WACC in establishing the maximum level of performance.

Other Awards

The Company relies principally upon the established LTCP and STIP for long-term and short-term incentives for our executive officers. In limited circumstances, the Company uses awards of restricted stock, restricted stock units and discretionary cash awards in connection with executive recruitment, for retention purposes or in recognition of executive promotions or performance.

Equity Inducement Award. In October 2012, the Committee awarded Mr. Dolan 78,492 restricted stock units as an inducement award in connection with his recruitment to the Company. The restricted stock units will vest over four years, assuming continued employment by Mr. Dolan, with one-fourth of the restricted stock units vesting on the first anniversary of the grant date, and the remainder in equal annual installments thereafter. Each restricted stock unit that becomes vested entitles Mr. Dolan to receive one share of the Company's common stock or, at the discretion of the Committee, payment may be made in cash.

Retention Awards. In May 2012, the Committee approved retention awards to certain named executive officers in connection with the Company's CEO leadership transition:  Mr. Stephens received a retention award of $100,000 payable in cash upon continued employment through June 1, 2013 and 7,994 shares of restricted stock that will vest in full, assuming his continued employment, on December 31, 2014; Mr. Tiffany received a retention award of $62,500 payable in cash upon continued employment through June 1, 2013 and 4,945 shares of restricted stock that will vest in full, assuming his continued employment, on December 31, 2014; Mr. Perna received a retention award of $50,000 payable in cash upon continued employment through June 1, 2013 and

3,956 shares of restricted stock that will vest in full, assuming his continued employment, on December 31, 2014; and Mr. Callan received a retention award of $50,000 payable in cash upon continued employment through June 1, 2013 and 3,956 shares of restricted stock that will vest in full, assuming his continued employment, on December 31, 2014.

Transitional Incentive Award. In early 2012, the Committee granted Mr. Jones and selected other key managers long-term cash incentive awards in connection with the Company's acquisition of Tube Supply, Inc. (“TI Awards”). The TI Awards were based on a three-year performance period (2012-2014) and were designed to encourage the effective integration of Tube Supply into the Company's oil and gas commercial unit. To ensure cash generation and effective working capital utilization, the performance goals set by the Committee for the TI Awards were based on the following factors relative to the Company's oil and gas commercial unit:

•	Earnings before interest, taxes, depreciation, and amortization (EBITDA);

•	DSI; and

•	Average days sales outstanding (DSO), calculated as follows: (average accounts receivables ÷ annual sales) x 360 days.

The award for Mr. Jones, the only named executive officer eligible to receive a TI award, was forfeited upon his termination of employment from the Company in April 2012.

Other Cash Awards. In recognition of Mr. Stephens' appointment to the interim CEO role from May to October of 2012, the Committee awarded him a discretionary cash bonus of $50,000 in May 2012. In October 2012, the Committee awarded Mr. Dolan a one-time cash signing bonus of $60,000 in connection with his recruitment to the Company. In January 2013, the Committee awarded Mr. Tiffany a discretionary cash bonus of $20,000 in recognition of his promotion to Chief Commercial Officer.

Retirement Benefits

The Company currently maintain three pension plans: a noncontributory defined benefit pension plan covering substantially all of our salaried employees (the “Pension Plan”), an unfunded supplemental employee retirement plan (“SERP”) for our executives and senior management to restore benefits lost due to compensation and benefit limitations under the U.S. Internal Revenue Code, and a noncontributory defined benefit pension plan covering substantially all of our non-union hourly employees. The pension plans provide benefits to covered individuals satisfying certain age and service requirements. The Pension Plan and SERP provide benefits based upon an average earnings and years of service formula. As of June 30, 2008, the benefits for all participants in the Company's noncontributory defined benefit pension plans and the SERP, covering substantially all of our salaried and non-union hourly employees, were frozen.

401(K) Savings and Retirement Plan

The Company has a qualified 401(k) Savings and Retirement Plan (the “401(k) Plan”) for our employees in the United States. The named executive officers are eligible to participate in the same manner as all other employees covered by the 401(k) Plan. Eligible participants are permitted to make contributions to the plan up to limits proscribed by the Internal Revenue Code of 1986, as amended (the “Tax Code”). Beginning in 2008, in conjunction with the Company's decision to freeze its pension plans, the Company instituted a match of 50% for each dollar contributed by an employee, up to 6% of compensation, and began making an additional annual fixed contribution into employees' 401(k) accounts equal to 4% of an employee's base salary. The Company also provided additional transition credits in the form of annual contributions to the 401(k) accounts of 3% of base salary for employees at least 40 years of age with 5 years of service as of June 30, 2008; and 6% of base salary for employees at least 50 years of age with 5 years of service as of June 30, 2008. The transition credits only applied to employees who were participants in our salaried and non-union hourly employees' pension plan prior to June 30, 2008.

In connection with certain cost reduction initiatives implemented by the Company in early 2009, the 401(k) Plan was modified to suspend all contributions by the Company. In 2010, the Company's 50% matching contribution and transition credits were reinstated, while the additional annual fixed contribution remained suspended. In 2011, in lieu of the additional annual fixed contribution, the Company increased its matching contribution to 100% of each dollar contributed by an employee, up to 6% of compensation.

In 2012, the Company's contributions to the 401(k) Plan amounted to $1,500, $11,085, $17,885, $20,000, $10,427 and $15,000, for Messrs. Dolan, Stephens, Goldberg, Tiffany, Perna and Callan, respectively. Mr. Jones did not receive any Company contributions under the 401(k) Plan.

Non-Qualified Deferred Compensation

The Company maintains a Supplemental 401(k) Savings and Retirement Plan, in which key employees, including the named executive officers, are eligible to participate. This Supplemental 401(k) Plan (the “Deferred Plan”) is an unfunded, non-qualified, deferred compensation arrangement created for the Company's senior executive officers and vice presidents. The purpose of the Deferred Plan is to give participants the ability to save for retirement with additional tax-deferred funds that otherwise would have been limited due to IRS compensation and benefit limitations. All of the named executive officers participated in the Deferred Plan in 2012, except Messrs. Dolan and Jones.

Eligible employees may elect to defer a portion of their annual base salary and STIP award until a fixed date or upon separation from service. Such elections must be made prior to the start of the calendar year immediately preceding the calendar year in which the deferral election is effective. Deferred compensation is credited to the participant's deferred compensation account on the date such compensation would otherwise have been paid to the employee. Interest, dividends and capital gains/losses are credited on a daily basis as earned on the amount shown in each participant's deferred compensation account.

Those participating in the Deferred Plan select from the same selection of investment funds available in the Company's 401(k) Plan (excluding the Company stock fund) for their deferral investments and are credited with the returns generated. All funds deferred under the plan and the notional returns generated, however, are assets of the Company. No funds are set aside in a trust or otherwise; the individual executives in the Deferred Plan are considered general unsecured creditors of the Company for payment of their Deferred Plan accounts.

Employees who wish to participate identify the amount to be deferred, the investment designation and allocation, the method by which the amounts credited to his or her deferred compensation account are to be paid, the date at which payment(s) of the amounts credited to his or her deferred compensation account is to occur, and the beneficiary designated to receive payment of the amounts credited to the deferred compensation account in the event the participant dies before distribution.

Beginning in 2008, the Company made matching and fixed contributions to a participant's deferred compensation account in an amount determined under the same formula as the Company's 401(k) Plan. In connection with certain cost reduction initiatives implemented by the Company in early 2009, however, the Deferred Plan was modified to suspend all contributions by the Company. Coincident with the changes to the Company's 401(k) Plan, the Company's 50% matching contribution and the transition credits were reinstated under the Deferred Plan in 2010 and, in lieu of the additional annual fixed contribution, in 2011 the Company amended the Deferred Plan to increase the matching contribution to 100% of each dollar contributed by an employee, up to 6% of compensation.

In 2012, the Company's contributions to the Deferred Plan amounted to $24,912, $17,895, $8,425, $13,837, and $4,314 for Messrs. Stephens, Goldberg, Tiffany, Perna and Callan, respectively. Messrs. Dolan and Jones did not receive any Company contributions under the Deferred Plan.

Perquisites and Other Personal Benefits

The Company provides limited perquisites to our executive officers, including the named executive officers. These include taxable automobile usage for all named executive officers and, for certain executive officers, country club dues. The Company believes these perquisites facilitate business transactions and help build stronger relationships with customers and suppliers and are competitive in the marketplace.

The Company also maintains a Personal Excess Liability Coverage policy for each of our executive officers, including the named executive officers. This policy coordinates coverage with an executive's personal homeowner's and automobile policies. In addition, in limited circumstances a spouse may accompany an executive officer while he or she is traveling on company business, generally to industry-sponsored events. Although this occurs on a very limited basis, the reimbursement of the spouse travel expense is included in taxable compensation for the executive. Amounts and types of perquisites are shown in the footnotes to the Summary Compensation Table.

The Company also provides health and welfare benefit plans to executives under plans available to most of our employees. These include medical, dental, life insurance, and short- and long-term disability coverage.

Additional Executive Compensation Policies

Stock Ownership Guidelines

The Company maintains executive stock ownership guidelines for ownership of the Company's stock by our executive officers, including the named executive officers. The program is designed to further strengthen alignment between the interests of executive management and those of the Company's shareholders. The guidelines currently provide that executive officers reach prescribed stock ownership levels within five years of their appointment as an officer, or March 5, 2014, whichever is later. The total number of shares required to meet the prescribed stock ownership levels is recalculated on December 31 of each year, based on the executive's base salary on that date and the Company's average stock price for the 200 trading days immediately prior to that date. Unexercised, vested stock options are valued at the amount recognized by the Company for financial statement reporting purposes.

The ownership guidelines require the CEO to maintain common stock equivalent in value to five times his base salary and the Chief Financial Officer to maintain common stock equivalent in value to three times his base salary. The ownership guidelines for the other executive officers range from one to two times their respective base salaries. Shares owned outright and beneficially, shares held in non-qualified retirement plans, performance-based shares earned but not yet paid, time-based restricted stock and restricted stock units and vested stock options count toward the ownership guidelines. Unvested stock options and unearned performance shares do not count toward satisfying these guidelines. The table below describes the ownership guidelines for each named executive officer and the number of shares owned as of December 31, 2012, as calculated in accordance with the ownership guidelines.

Name	Ownership Requirement as a % of Base Salary	Number of Shares Required	Number of Shares Owned (1)
Scott J. Dolan(2)	500%	277,067	78,492
Scott F. Stephens	300%	102,302	58,021
Blain A. Tiffany	200%	57,971	48,684
Robert J. Perna	100%	25,704	33,113
James R. Callan	200%	45,661	11,256

(1) Includes shares attributable to unexercised, vested stock options, valued at the amount recognized by the Company for financial statement reporting purposes.
(2) Mr. Dolan joined the Company in October 2012.

The Committee reviews the guidelines annually and monitors each covered executive's progress toward, and continued compliance with, the approved guidelines.

Holding Restrictions

In 2010, as part of an amendment to the Company's executive stock ownership guidelines, the Committee adopted holding restrictions for restricted stock and stock options for the executive officers, including the named executive officers. The guidelines provide that until an executive fully meets his prescribed stock ownership level, the executive is required to retain a number of shares equal to 100% of the net after tax value from the vesting of restricted stock and 100% of the net after tax proceeds of an option exercise. After the prescribed stock ownership level is fully met, the executive is required to retain a number of shares equal to at least 50% of the net after tax value from the vesting of restricted stock and at least 50% of the net after tax proceeds of an option exercise for a period of six months after vesting or exercise. If an executive officer leaves the Company for any reason, the holding restrictions lapse.

Compensation Recovery Policy

The Company has adopted a policy that paid incentive compensation should be recovered by the Company to the extent such compensation would have been lower due to restated financial results. The Committee has been given the authority to calculate the amount of overpayment of any cash or equity incentive compensation and, in its sole discretion, seek to recover amounts determined to have been inappropriately received by any current or former executive of the Company.

The Policy provides that overpayments of compensation should be recovered within twelve months after an applicable restatement of financial results and shall derive from the following sources in the order shown below:

•	Deductions from future incentive compensation payments;

•	Reduction in the Company's liability for payment of any incentive compensation that an executive elected to defer until a future date; or

•	Certified check.

The recovery or attempted recovery of compensation under this policy will not limit other remedies available to the Company in the event such overpayment involved negligence or willful misconduct by an executive.

Hedging Transactions and Pledging Policy

In 2010, the Company amended its Insider Trading Policy to prohibit our directors, named executive officers, and other executive officers from (i) hedging the economic interest in the Company securities that they hold through transactions such as zero-cost collars and forward sale contracts and (ii) purchasing securities on margin, holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Tax and Accounting Implications of Executive Compensation

Section 162(m) of the Tax Code, places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of our named executive officers with the exception of our CEO. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. LTCP performance share awards and the STIP awards are performance based and meet the requirements of Section 162(m) and therefore are excluded from the $1,000,000 cap on compensation for deductibility purposes. Base salary, discretionary bonuses and restricted stock awards do not meet the requirements of performance based compensation under Section 162(m). All of the Company's incentive awards and individual incentive awards are subject to Federal income, FICA, and other tax withholding as required by applicable law.

The Committee has discretion to adjust STIP and LTCP award payments. In doing so, the Committee historically considers the requirements of Section 162(m). While the Committee generally intends to provide incentive compensation opportunities to the Company's executives in as tax-efficient a manner as possible, the Committee recognizes that from time to time it may be in the best interests of shareholders to provide a non-deductible amount.

The Company accounts for stock-based payments, including stock options, restricted stock and the LTCP performance share awards in accordance with the requirements of ASC Topic 718.

REPORT OF THE HUMAN RESOURCES COMMITTEE

The Human Resources Committee of the Company's Board of Directors has reviewed and discussed with management the disclosures contained in the section entitled “Compensation Discussion and Analysis” of this proxy statement. Based upon its review and discussion, the Human Resources Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in the Company's proxy statement relating to the 2013 Annual Meeting of Shareholders.

Human Resources Committee

James D. Kelly, Chairman
Reuben S. Donnelley
Ann M. Drake
Patrick J. Herbert, III

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth the total compensation paid to or earned by each of the Chief Executive Officer, the Chief Financial Officer, the three other most highly compensated executive officers of the Company for the fiscal years ended December 31, 2012, 2011 and 2010. Mr. Michael H. Goldberg, who served as our President and Chief Executive Officer prior to his termination of employment on May 31, 2012, and Mr. G. Nicholas Jones, who served as our Vice President and President, Castle Metals Oil & Gas, prior to his termination of employment on April 24, 2012, are also included as named executive officers.

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Scott J. Dolan, President and Chief Executive Officer	2012(8)	112,500	60,000	2,309,801	—	137,123	—	5,671	2,625,095

Scott F. Stephens, Vice President, Chief Financial Officer and Treasurer	2012	379,183	50,000	616,276	—	30,000	—	40,083	1,115,542
	2011	336,767	50,000	519,586	—	120,759	—	31,288	1,058,400
	2010	305,827	75,000	318,723	146,605	291,698	—	14,824	1,151,677

Michael H. Goldberg (9) Former President and Chief Executive Officer	2012	351,299	—	1,286,350	—	—	40,495	1,299,001	2,977,145
	2011	592,308	—	1,306,662	—	339,600	45,020	72,666	2,356,256
	2010	553,990	—	610,683	280,361	858,815	25,444	32,261	2,361,554

Blain A. Tiffany, Chief Commercial Officer	2012	337,139	—	372,630	—	21,112	41,567	39,380	811,828
	2011	300,106	—	335,219	—	18,169	44,185	52,245	749,924
	2010	276,230	60,000	217,754	100,496	141,033	22,772	21,371	839,746

Robert J. Perna, Vice President, General Counsel & Secretary	2012	296,261	—	340,717	—	12,060	—	37,500	686,538
	2011	280,277	40,000	292,801	—	68,139	—	30,549	711,766
	2010	254,527	—	164,228	75,372	161,846	—	18,490	674,473

James R.Callan, Vice President, Aerospace	2012	265,400	50,000	246,886	—	6,427	—	24,450	583,163

G. Nicholas Jones (10), Former Vice President, and President Castle Metals Oil & Gas	2012	106,954	—	263,796	—	—	—	287,098	657,848
	2011	255,000	—	261,675	—	126,505	—	47,636	690,816

(1)Salary and bonus represents 7%, 38%, 15%, 42%, 43%, 54% and 16%, of total compensation for the year 2012 for Messrs. Dolan, Stephens, Goldberg, Tiffany, Perna, Callan and Jones, respectively.

(2)    For 2012, the amounts in this column (i) for Mr. Dolan reflects a sign-on bonus in connection with his hiring in October 2012, (ii) for Mr. Stephens reflects a bonus in connection with his appointment as Interim Chief Executive Officer in May 2012, and (iii) for Mr. Callan reflects the first of two installments of his signing bonus. The final installment Mr. Callan's signing bonus, equal to $50,000, is payable on August 1, 2013, subject to his continued employment through such date.

(3)    The amounts reported in this column reflect the aggregate grant date fair value of stock-based awards (other than stock options) granted in the year computed in accordance with FASB ASC Topic 718, except that in compliance with SEC requirements, for awards that are subject to performance conditions, we reported the value at the grant date based upon the probable outcome of such conditions. These amounts are not paid or realized by the officer. The grant date fair values of each individual stock based award in 2012 are set forth in the “Grant of Plan Based Awards - Fiscal Year 2012” table below. Additional information about these values is included in Note 11 to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012, and is incorporated herein by reference.

For 2012, the amounts in this column include the grant date fair value of performance share unit awards under the 2012-2014 LTCP based upon achievement of target level of performance, in the following amounts: Mr. Dolan - $959,440; Mr. Stephens - $366,520; Mr. Goldberg - $905,590; Mr. Tiffany - $221,340; Mr. Perna - $207,060; Mr. Callan - $173,740 and Mr. Jones - $185,640. The grant date value of those performance share unit awards assuming maximum performance level, if achieved, would be as follows: Mr. Dolan - $1,918,880; Mr. Stephens - $733,040; Mr. Goldberg - $1,811,180; Mr. Tiffany - $442,680; Mr. Perna - $414,120; Mr. Callan - $347,480; and Mr. Jones - $371,280.

For Mr. Goldberg, all stock based awards in this column for 2012 forfeited upon his termination of employment on May 31, 2012, and for Mr. Jones' all stock based awards in this column for 2012 forfeited upon his termination of employment on April 24, 2012.

For Mr. Dolan, the amounts in this column for 2012 also include the following: (i) the grant date fair value of performance share unit awards under the 2010-2012 LTCP and the 2011-2013 LTCP based upon achievement of target level of performance, in the amount of $15,479 and $334,894, respectively, which awards were granted to Mr. Dolan in connection with his hiring on October 15, 2012. The grant date value of those performance share unit awards assuming maximum performance level, if achieved, would be $30,958 and $669,788, respectively; and (ii) the grant date fair value of restricted stock units (RSUs) granted as Mr. Dolan's inducement award under the applicable NYSE rules in connection with his hiring on October 15, 2012. Such RSUs vest in equal installments on each of the first four anniversaries of the date on which they were awarded.

For Messrs. Stephens, Tiffany, Perna and Callan, the amounts in this column for 2012 also include the grant date fair value of restricted stock units granted in connection with retention awards in the amount of $95,448, $58,104, $46,483 and $46,483, respectively, which restricted stock units vest on December 31, 2014.

(4)    The amounts reported in this column reflect the aggregate grant date fair value of stock options granted in the year computed in accordance with FASB ASC Topic 718. These amounts are not paid or realized by the officer. No named executive officer was award a stock option in fiscal 2012. Assumptions used in the calculation of these values are included in Note 11 to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012, and are incorporated herein by reference.

(5)    Reflects the cash awards under the Company's STIP (amounts earned during the applicable fiscal year but paid after the end of that fiscal year).

(6)    Reflects the actuarial increase in the present value of the named executive officer's benefits under the Pension Plan and the SERP determined using assumptions consistent with those used in the Company's financial statements. As described in more detail below under “Pension Benefits - Fiscal Year 2012,” pension accruals ceased for all named executive officers in 2008, and named executive officers hired after that date are not eligible for coverage under any pension plan. Accordingly, the amounts reported for the named executive officers do not reflect additional accruals but reflect the fact that each of them is one year closer to “normal retirement age” as defined under the terms of the Pension Plan and SERP as well as changes to other actuarial assumptions.

(7)    The amounts shown are detailed in the supplemental “All Other Compensation Table- Fiscal Year 2012” below.

(8)    Mr. Dolan's date of hire was effective October 15, 2012.

(9)    Mr. Goldberg's employment terminated as of May 31, 2012.

(10)    Mr. Jones' employment terminated as of April 24, 2012.

All Other Compensation Table - Fiscal Year 2012
The table below provides additional information about the amounts that appear in the “All Other Compensation” column in the Summary Compensation Table above:

	401(k) Plan Company Matching and Fixed Contributions ($)(1)	Deferred Plan Company Matching and Fixed Contributions ($)(2)	Severance Payments ($)(3)	Miscellaneous ($)(4)	Total All other Compensation ($)
Scott J. Dolan	1,500	—	—	4,171	5,671
Scott F. Stephens	11,085	24,912	—	4,086	40,083
Michael H. Goldberg	17,885	17,895	1,250,000	13,221	1,299,001
Blain A. Tiffany	20,000	8,425	—	10,955	39,380
Robert J. Perna	10,427	13,837	—	13,236	37,500
James R. Callan	15,000	4,314	—	5,136	24,450
G. Nicholas Jones	—	—	285,000	2,098	287,098

(1) Represents Company matching and fixed contributions under the Company's 401(k) Profit Sharing Plan.
(2) Represents Company matching and fixed contributions under the Company's 401(k) Profit Sharing Plan.
(3) Represents severance payments in the amount of $1,250,000 paid to Mr. Goldberg and $285,000 paid to Mr. Jones. See the discussion under “Executive Compensation and Other Information - Potential Payments Upon Termination or Change-in-Control” below.

(4) Includes the cost, including insurance, fuel and lease payments, of a Company-provided automobile and Company-paid life insurance and excess personal liability insurance premiums. Also includes; (i) for Messrs. Goldberg, Tiffany and Callan, country club dues reimbursement, and reimbursement of travel and other event related expenses associated with attendance at Company and industry events to which family members were invited; and (ii) for Mr. Dolan, reimbursement of legal fees and expenses associated with the review and negotiation of his employment agreements in connection with his hiring.

Grants of Plan-Based Awards - Fiscal Year 2012

The following table sets forth plan-based awards granted to named executive officers during 2012. All awards were granted under our 2008 Omnibus Incentive Plan, except for restricted stock unit awards granted to Mr. Dolan upon his appointment as President and Chief Executive Officer on October 15, 2012.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards (2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott J. Dolan	10/15/12	—	650,000	1,300,000
	10/15/12(3)				28,812	57,624	115,248		959,440
	10/15/12(4)				15,782	31,564	63,128		334,894
	10/15/12(5)				1,389	2,779	5,558		15,479
	10/15/12(6)							78,492	999,988
Scott F. Stephens	3/7/12	—	400,000	800,000
	3/7/12(7)				15,400	30,800	61,600		366,520
	3/7/12(8)							15,400	154,308
	5/10/12(9)							7,994	95,448
Michael H. Goldberg	3/8/12	—	625,000	1,250,000
	3/8/12(7)				38,050	76,100	152,200		905,590
	3/8/12(8)							38,000	380,760
Blain A. Tiffany	3/7/12	—	210,000	420,000
	3/7/12(7)				9,300	18,600	37,200		221,340
	3/7/12(8)							9,300	93,186
	5/14/12(9)							4,945	58,104
Robert J. Perna	3/7/12	—	120,605	241,210
	3/7/12(7)				8,700	17,400	34,800		207,060
	3/7/12(8)							8,700	87,174
	5/14/12(9)							3,956	46,483
James R. Callan	3/7/12	—	107,120	214,240
	3/7/12(7)				7,300	14,600	29,200		173,740
	3/7/12(8)							7,300	73,146
	5/14/12(9)							3,956	46,483
G. Nicholas Jones	3/7/12	—	114,000	228,000
	3/7/12(7)				7,800	15,600	31,200		185,640
	3/7/12(8)							7,800	78,156

(1)
These columns show the range of potential payouts for 2012 performance under the Company's STIP described in the section titled “Short Term Incentive Compensation” in the Compensation Discussion and Analysis. The incentive payment for 2012 performance has been made as shown in the Summary Compensation Table. Mr. Dolan was hired on October 15, 2012 and was guaranteed a payout under the 2012 STIP at the target level, prorated for his employment start date.

(2)
The amounts shown do not reflect realized compensation by the named executive officers. The amounts shown represent the value of the performance share units and restricted stock units granted to the named executive officers based on the grant date fair value of the awards as determined in accordance with FASB ASC Topic 718. The performance share unit awards are reflected at the target payout level. If the performance share unit awards were reflected at maximum payout levels, the totals in this column for the performance share units would be as follows: Mr. Dolan - $1,918,880, $669,788 and $30,958, respectively; Mr. Stephens - $733,040; Mr. Goldberg - $1,811,180; Mr. Tiffany - $442,680; Mr. Perna - $414,120; Mr. Callan - $347,480 and Mr. Jones - $371,280.

(3)
Reflects the award of a pro-rated amount of performance share units under the 2012-2014 LTCP, which are described in the section titled “Long Term Incentive Compensation” in the Compensation Discussion and Analysis. These performance share units were awarded to Mr. Dolan in connection with his appointment as President and Chief Executive Officer.

(4)
Reflects the award of a pro-rated amount of performance share units under 2011-2013 LTCP, which are described in the section titled “Long Term Incentive Compensation” in the Compensation Discussion and Analysis. These performance share units were awarded to Mr. Dolan in connection with his appointment as President and Chief Executive Officer.

(5)
Reflects the award of a pro-rated amount of performance share units under the 2010-2012 LTCP, which are described in the section titled “Long Term Incentive Compensation” in the Compensation Discussion and Analysis. These performance share units were awarded to Mr. Dolan in connection with his appointment as President and Chief Executive Officer.

(6)
Reflects new hire inducement grant of restricted stock units (RSUs) to Mr. Dolan in connection with his appointment as President and Chief Executive Officer. Such RSUs vest in equal installments on each of the first four anniversaries of the date on which they were awarded.

(7)
Reflects the award of performance share units under the 2012 - 2014 LTCP, which is described in the section titled “Long Term Incentive Compensation” in the Compensation Discussion and Analysis. All of Mr. Goldberg's 2012 performance share unit awards forfeited upon his termination of employment on May 31, 2012, and all of Mr. Jones' 2012 performance share unit awards forfeited upon his termination of employment on April 24, 2012.

(8)
Reflects the award of restricted stock units under the 2012 - 2014 LTCP, which is described in the section titled “Long Term Incentive Compensation” in the Compensation Discussion and Analysis. All of Mr. Goldberg's 2012 restricted stock unit awards forfeited upon his termination of employment on May 31, 2012, and all of Mr. Jones' 2012 restricted stock unit awards forfeited upon his termination of employment on April 24, 2012.

(9)
Reflects retention awards of restricted stock units to the named executive officer in connection with the Company's CEO leadership transition. The restricted stock units will vest, assuming continued employment by the named executive officer, on December 31, 2014.

Outstanding Equity Awards at 2012 Fiscal Year-End
The following table sets forth information on the holdings of stock options and stock awards by our named executive officers as of the end of 2012.

Name	Option Awards				Stock Awards
					Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
	Number of Securities Underlying Un-exercised Options (#) Exercisable	Number of Securities Underlying Un-exercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Scott J. Dolan	—	—			78,492	1,159,327	91,967	1,358,353
Scott F. Stephens	—	25,500	12.79	3/18/2018	32,294	476,982	61,800	912,786
Michael H. Goldberg	—	—			—	—	25,100	370,727
Blain A. Tiffany	—	17,600	12.79	3/18/2018	20,045	296,065	39,050	576,769
Robert J. Perna	—	13,200	12.79	3/18/2018	17,656	260,779	34,250	505,873
James R. Callan	—	—			11,256	166,251	14,600	215,642
G. Nicholas Jones	—	—			—	—	—	—

(1)	All reported option awards in this column vest on March 18, 2013.

(2)
The shares reported for Mr. Dolan will vest in 25% increments on each of October 15, 2013, October 15, 2014, October 15, 2015 and October 15, 2016. Of the total shares reported for Mr. Stephens, 8,900 will vest on December 31, 2013 and 23,394 will vest on December 31, 2014. Of the total shares reported for Mr. Tiffany, 5,800 will vest on December 31, 2013 and 14,245 will vest on December 31, 2014. Of the total shares reported for Mr. Perna, 5,000 shares will vest on December 31, 2013, and 12,656 will vest on December 31, 2014. The shares reported for Mr. Callan will vest on December 31, 2014.

(3)	Market value has been computed by multiplying the closing price of the Company's common stock on December 31, 2012 by the number of shares of stock.

(4)
Reflects performance share units at the target payout level under the 2010-2012 LTCP, the 2011-2013 LTCP and the 2012-2014 LTCP, all of which are described in the section titled “Long Term Incentive Compensation” of the Compensation Discussion and Analysis.

(5)	Market value has been computed by multiplying the closing price of the Company's common stock on December 31, 2012 by the number of performance share units.

Option Exercises and Stock Vested - Fiscal Year 2012

The table below describes for each named executive officer the amount of stock options exercised during 2012, including the number of shares acquired upon exercise and the value realized and the number of shares acquired upon the vesting of restricted stock and restricted stock units and the value realized by the executive before the payment of any applicable withholding tax based on the fair market value (or closing market price) of our common stock on the date of the exercise or vesting, as applicable.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)
Scott J. Dolan	—	—	—		—
Scott F. Stephens	—	—	13,100	(2)	193,487	(2)
Michael H. Goldberg	—	—	—		—
Blain A. Tiffany	—	—	8,950	(3)	132,192	(3)
Robert J. Perna	—	—	6,750	(4)	99,698	(4)
James R. Callan	—	—	—		—
G. Nicholas Jones	—	—	—		—

(1)
Amounts in this column include restricted stock and restricted stock units that vested and/or were surrendered to the Company in satisfaction of tax withholdings due upon receipt of restricted stock and restricted stock units that vested on December 31, 2012. The market price of our common stock was $14.77 on December 31, 2012.

(2)	Includes 4,119 shares withheld from Mr. Stephens to satisfy the taxes at a value of $60,838. Mr. Stephens has not sold any of the remaining shares he acquired upon vesting.

(3)	Includes 3,709 shares withheld from Mr. Tiffany to satisfy taxes at a value of $54,782. Mr. Tiffany has not sold any of the remaining shares he acquired upon this vesting.

(4)	Includes 2,122 shares withheld from Mr. Perna to satisfy taxes at a value of $31,342. Mr. Perna has not sold any of the remaining shares he acquired upon this vesting.

Pension Benefits - Fiscal Year 2012

The table below describes for each named executive officer the number of years of credited service and the estimated present value of the accumulated benefit under the Pension Plan and the SERP. Messrs. Dolan, Stephens, Perna, Callan, and Jones are not eligible to receive benefits under the Pension Plan or the SERP, as the Company ceased benefit accruals under these plans prior to the commencement of their employment with the Company. Under the Pension Plan and the SERP, the benefits are computed on the basis of straight-life annuity amounts. No payments of pension benefits were made to any of the named executive officers in 2012. The Company does not have a policy of granting extra pension service. For a description of the Company's Pension Plan and SERP see the “Retirement Benefits” and “401(k) Savings and Retirement Plan” section of the Compensation Discussion and Analysis.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)(2)
Michael H. Goldberg	Salaried Employees Pension Plan	2.4	61,911
	Supplemental Pension Plan	2.4	225,069
Blain A. Tiffany	Salaried Employees Pension Plan	7.8	190,036
	Supplemental Pension Plan	7.8	49,474

(1) The material assumptions used for this calculation are as described in Footnote 5 to the Company's audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012, and are incorporated herein by reference.

(2) Contributions and benefits under the Company's Salaried Employee Pension Plan and Supplemental Pension Plan were frozen as of June 30, 2008.

Nonqualified Deferred Compensation - Fiscal Year 2012

The table below provides information on the non-qualified deferred compensation plan that our named executive officers participated in during 2012. Messrs. Dolan and Jones did not participate in the non-qualified deferred compensation plan in 2012. For a description of the Company's non-qualified deferred compensation plan see the “Non-Qualified Deferred Compensation” section of the Compensation Discussion and Analysis.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Scott F. Stephens	72,991	24,912	31,015	—	293,276
Michael H. Goldberg	37,133	17,895	32,015	—	567,248
Blain A. Tiffany	5,265	8,425	5,427	—	59,031
Robert J. Perna	23,440	13,837	10,092	—	118,215
James R. Callan	4,314	4,314	96	—	8,723

(1) Executive contributions represent deferral of base salary and bonus paid during 2012, which amounts are also disclosed in the 2012 Salary column and the 2012 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2) All Company contributions to the Deferred Plan in 2012 are included as compensation in the 2012 Other Compensation column of the Summary Compensation Table.

Potential Payments Upon Termination or Change-in-Control
The amount of compensation payable to each of the named executive officers upon voluntary termination, involuntary termination for or not for cause, involuntary termination in the event of a change in control, death, disability or retirement are shown in the “Estimated Cash Payments Upon Termination” table of this proxy statement. The amounts shown assume that such termination was effective December 31, 2012, are based on the terms of the applicable plans and agreements that were in effect on December 31, 2012, and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts of payments and benefits can only be determined at the time the relevant termination event occurs.
To assure stability and continuity of management, we entered into severance and change in control agreements (collectively, the “Executive Severance Agreements”) with each of our executive officers. In addition, in connection with Mr. Dolan's hiring in October 2012 as our President and Chief Executive Officer, the Company entered into an employment offer letter (the “CEO Employment Agreement”) with Mr. Dolan, which contains certain terms regarding the amount of compensation payable in the event of termination. In consideration of the payments that the executive officer may be entitled to receive under the Executive Severance Agreements, the executive officers agree to comply with restrictive covenants, such as confidentiality, non-disparagement, non-compete, and non-solicit during employment and for 12 months following any termination. In addition, the executive officers are required to sign a waiver and release at the time of termination.

Summary of the Circumstances, Rights and Obligations Attendant to Each Type of Termination

•
Voluntary and Involuntary (For Cause) Termination: An executive officer may terminate his or her employment at any time and we may terminate an executive officer at any time pursuant to our “at will” employment arrangements with our executive officers. We are not obligated to provide the executive with any additional or special compensation or benefits upon a voluntary termination by the executive or involuntary (for cause) termination by us. All compensation, bonuses, benefits, and perquisites cease upon a voluntary termination by the executive or involuntary (for cause) termination by us. In general, in the event of either such termination, an executive officer would:

•	Be paid the value of unused vacation;

•	Not be eligible for an annual STIP payment, if the termination occurred prior to fiscal year end;

•	Not be able to exercise vested stock options following a voluntary termination;

•	Forfeit any unvested cash-based retention awards;

•	Forfeit any unvested stock options;

•	Forfeit any unvested time-based restricted stock and restricted stock units; and

•	Forfeit any unvested performance share units.
As defined in the Executive Severance Agreements, “Cause” generally means the reason for the executive's involuntary termination of employment was (i) conviction of, or entry of a plea of guilty or nolo contendere to, a felony; (ii) engagement in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the Company, the executive's credibility and reputation no longer conform to the standard of the Company's executives; (iii) willful misconduct that, in the reasonable judgment of the Company, results in a demonstrateable and material injury to the Company or its affiliates; (iv) willful and continued failure (other than a failure due to mental or physical illness) to perform assigned duties, provided that such assigned duties are consistent with the job duties of the executive and such failure is not cured within 30 days after notice from the Company; or (v) material breach of the Executive Severance Agreement, provided that such breach is not cured within 30 days after notice of such breach from the Company.
The executive officer would not receive any cash severance in the event of either a voluntary or involuntary (for cause) termination of employment.

•	Retirement and Early Retirement: If an executive officer terminates employment due to retirement, then the officer would generally be eligible to receive:

•	The value of unused vacation;

•	Monthly income from any defined benefit pension plans, both tax-qualified and non-tax-qualified, that the executive participated in solely to the extent provided under the terms of such plans;

•
Lump sum distributions from any defined contribution plans, both tax-qualified and non-tax-qualified, that the executive participated in solely to the extent provided under the terms of such plans; and

•
Pro-rata annual STIP award for the number of days of fiscal year eligible participation which is based upon actual results and will only be paid if and at the same time that the Company pays STIP awards;

•	Forfeit any unvested cash-based retention awards; and

•	Forfeit any unvested time-based restricted stock and restricted stock units; and

•	Forfeit any unvested performance share units.
Retirement and early retirement are defined in the respective plans in which the executive officer participates. In addition, if an executive meets the “qualified retirement” definition under the 2008 Omnibus Incentive Pan and holds outstanding stock options, he or she may exercise those stock options to the extent that those stock options are exercisable or become exercisable in accordance with their terms within three years following retirement.

•
Involuntary Not-For-Cause Termination or Good Reason Termination: If the employment of an executive officer is terminated due to either an involuntary termination by us without Cause or a Good Reason (as defined below) termination by the executive, in each case before the date of a Change in Control (as defined in the Executive Severance Agreement), then the executive would generally be eligible to receive the following:

•
An amount equal to one-hundred percent (100%) of the executive's annual base salary in effect at the time of termination; in the case of Mr. Dolan, an amount equal to one-hundred and fifty percent (150%) of the sum of (i) the executive's annual base salary in effect at the time of termination and (ii) the executive's annual STIP Award at target level; or in the case of Mr. Goldberg, an amount equal to one-hundred percent (100%) of the sum of (i) the executive's annual base salary in effect at the time of termination and (ii) the executive's annual STIP Award at target level;

•
Pro-rata annual STIP award for the number of days of fiscal year eligible participation which is based upon actual results and will only be paid if and at the same time that the Company pays STIP awards to active employees;

•
Continued health insurance for the 18-month period following termination (or in the case of Mr. Goldberg, for the 76-month period following termination); provided that for the first 12 month period (or in the case of Mr. Goldberg, for the first 24-month period), the Company shall pay for such coverage and for the remaining period, the executive officer shall pay for such coverage on a monthly cost of coverage basis;

•	Continued use of the Company-owned or leased automobile for the 12-month period following termination;

•	In the case of Mr. Dolan, outplacement services for the 12-month period following termination;

•	A lump sum cash payment equal to the value of unused vacation;

•
Such pension and post-retirement health and life insurance benefits due to the executive officer upon his termination pursuant to and in accordance with the respective Company-sponsored benefit plans, programs, or policies under which they are accrued and/or provided;

•	The right to exercise vested stock options for three months following termination;

•	Forfeit any unvested stock options and any unvested time-based restricted stock or restricted stock units, other than retention awards;

•	Acceleration of the vesting of retention awards;

•
For unvested performance share units under the LTCP for which the date of termination precedes the end of the performance period by less than one year, pro-rata payout for the number of days of performance period eligible participation which is based upon actual results and will only be paid if and at the same time that the Company pays LTCP awards to active employees; and

•	Forfeit any unvested performance share units under the LTCP for which the date of termination precedes the end of the performance period by one year or more.

As defined in the Executive Severance Agreement, “Good Reason” generally means the executive officer's termination of his or her employment as a result of any of the following events: (i) we reduce the executive officer's base salary by ten percent (10%) or more (either upon one reduction or during a series of reductions over a period of time); provided, that such reduction neither comprises a part of a general reduction for all of the Company's executive officers as a group (determined as of the date immediately before the date on which the executive officer becomes subject to such material reduction) nor results from a deferral of the executive officer's base; (ii) a material diminution in the executive's authority (including, but not limited to, the budget over which the executive retains authority), duties, or responsibilities within the Company; (iii) a material change in the geographic location at which the executive must perform services for the Company more than fifty (50) miles; or (iv) any other action or inaction that constitutes a material breach by the Company of the Executive Severance Agreement or the CEO Employment Agreement.

•
Termination Related to a Change in Control: If the employment of an executive officer is involuntarily terminated for any reason other than for Cause or if a “Good Reason” termination (as described below) occurs after a change-in-control, the executive officer would generally be eligible to receive the following:

•
An amount equal to one-hundred to two-hundred percent (100% -200%) of the executive's annual base salary in effect at the time of termination; or in the case of Messrs. Dolan and Goldberg, an amount equal to two-hundred percent (200%) of the sum of (i) the executive's annual base salary in effect at the time of termination and (ii) the executive's annual STIP Award at target level (the “Severance Pay”);

•
Pro-rata annual STIP award for the number of days of fiscal year eligible participation which is based upon actual results and will only be paid if and at the same time that the Company pays STIP awards to active employees;

•
Continued health insurance for the 18-month period following termination; provided that for the first 12 month period, the Company shall pay for such coverage and for the remaining 6-month period, the executive officer shall pay for such coverage on a monthly cost of coverage basis;

•	Continued use of the Company-owned or leased automobile for the 12-month period following termination;

•	In the case of Mr. Dolan, outplacement services for the 12-month period following termination;

•	A lump sum cash payment equal to the value of unused vacation;

•
Such pension and post-retirement health and life insurance benefits due to the executive officer upon his termination pursuant to and in accordance with the respective Company-sponsored benefit plans, programs, or policies under which they are accrued and/or provided;

•	Acceleration of the vesting of retention awards;

•	The right to exercise vested stock options for three months following termination;

•
Acceleration of the vesting of unvested stock options and any unvested time-based restricted stock or restricted stock units, provided that upon a change-in-control, if and to the extent such unvested stock options, restricted stock or restricted stock units is not converted into common stock of the acquirer or if such common stock of the acquirer is not listed on a national securities exchange, then such award shall immediately vest as of the change-in-control and payment in respect of such award shall be made in cash, based on the value per share of the Company's common stock provided to stockholders generally in connection with the change-in-control (or if none, based on the closing market price of a share of the Company's common stock on the date of a change-in-control); and

•
Acceleration of the vesting of unvested performance share units under the LTCP, and pro-rata payout immediately upon a change-in-control for the number of days of performance period eligible participation which is based upon actual results as of the end of the completed calendar month immediately preceding the change-in-control (with any cumulative performance measures prorated on a straight line basis through such date), and payment in respect of such award shall be made in cash, based on the value per share of the Company's common stock provided to stockholders generally in connection with the change-in-control (or if none, based on the closing market price of a share of the Company's common stock on the date of a change-in-control).

As defined in the Executive Severance Agreement, “Good Reason” in connection with a termination related to a change-in-control generally means the executive officer's termination of his or her employment as a result of any of the following events: (i) we reduce the executive officer's base salary by ten percent (10%) or more (either upon one reduction or during a series of reductions over a period of time); provided, that such reduction neither comprises a part of a general reduction for all of the Company's executive officers as a group (determined as of the date immediately before the date on which the executive officer becomes subject to such material reduction) nor results from a deferral of the executive officer's base; (ii) we fail to continue in affect any plan in which the executive participates immediately prior to the change-in-control which is material to the executive's total compensation, unless an applicable arrangement (embodied in an ongoing substitute plan) has been made, or we failed to continue the executive's participation therein (or in such substitute plan) on a basis no less favorable to the executive's then-current peers as a group (determined as of the date immediately prior to the change-in-control); (iii) a demotion in position (including a decrease in organizational level) or a material diminution in the executive's authority (including, but not limited to, the budget over which the executive retains authority), duties, or responsibilities within the Company; (iv) a material change in the geographic location at which the executive must perform services for the Company more than fifty (50) miles; or (v) any other action or inaction that constitutes a material breach by the Company of the Executive Severance Agreement or the CEO Employment Agreement.
The table below states the multiplier of the annual base salary, or in the case of Messrs. Dolan and Goldberg, the sum of annual base salary plus STIP award at target level (bonus) used in the named executive officer's severance formula under involuntary not for Cause or Good Reason termination and change-in-control provisions.

Name	Multiplier - Involuntary Not for Cause or Good Reason Termination	Multiplier - Change in Control
Scott J. Dolan	150%	200%
Scott F. Stephens	100%	200%
Michael H. Goldberg	100%	200%
Blain A. Tiffany	100%	100%
Robert J. Perna	100%	200%
James R. Callan	100%	100%
G. Nicholas Jones	100%	100%

• Disability and Death: If an executive officer is disabled and is prevented from working for pay or profit in any job or occupation, he or she may be eligible for our salaried employee disability benefit program which provides for short-term and long-term disability (“LTD”) benefits. Our executive officers are not covered under a separate program. While covered under LTD, an executive officer is eligible for 60 percent of his or her base salary reduced (or offset) by other sources of income, such as social security disability, up to a maximum payment of $10,000 per month. In the event of a total and permanent disability as defined by this program, an executive officer may exercise outstanding stock options any time within three years after such termination. Other than for Mr. Dolan, in the event an executive officer has unvested restricted stock, restricted stock units or performance share units, such restricted stock, restricted stock units or performance share units will forfeit.

In the event of an executive officer's death, other than for Mr. Dolan, all unvested stock options, restricted stock, restricted stock units and performance share units, will forfeit. The executive officer's beneficiary will receive surviving spouse benefits under the defined benefit and defined contribution plans solely to the extent provided in those plans. The executive will receive a pro-rata annual STIP award for the number of days of fiscal year eligible participation which is based upon actual results and will only be paid if and at the same time that the Company pays STIP awards to active employees.
For Mr. Dolan, in the event of his death or if he is unable to render services of substantially the kind and nature required to be rendered as a chief executive officer due to illness or other disability for 60 consecutive days, or shorter periods aggregating at least 180 days within any 12 month period, or, if longer, the elimination period under the Company's LTD program and his employment is terminated, he would be receive:

•
Pro-rata annual STIP award for the number of days of fiscal year eligible participation which is based upon actual results and will only be paid if and at the same time that the Company pays STIP awards to active employees;

•
Pro-rata vesting (based on the number of months of employment during the vesting period) of each then-outstanding and unvested stock option or time-based restricted stock or restricted stock unit awards; and

•
Pro-rata payout for unvested performance share unit awards under the LTCP for the number of days of performance period eligible participation which is based upon actual results and will only be paid if and at the same time that the Company pays LTCP awards to active employees.

The table below shows the estimated cash payments that our named executive officers would receive if their employment were terminated under various circumstances based on the terms of the plans and agreements that were in effect as of December 31, 2012.

Estimated Cash Payments Upon Termination

Name	Total ($)
Scott J. Dolan
Involuntary Not for Cause	1,954,297
Change in Control	3,733,395
Disability(1)	757,402
Death(2)	637,402
Voluntary and Involuntary for Cause Termination	—
Scott F. Stephens
Involuntary Not for Cause or Good Reason Termination	914,710
Change in Control	1,784,379
Disability(1)	120,000
Death(2)	30,000
Voluntary and Involuntary for Cause Termination	—
Michael H. Goldberg(3)
Involuntary Not for Cause or Good Reason Termination(3)	1,250,000
Blain A. Tiffany
Involuntary Not for Cause or Good Reason Termination	690,469
Change in Control	1,028,367
Disability(1)	120,000
Death(2)	21,112
Voluntary and Involuntary for Cause Termination	—
Robert J. Perna
Involuntary Not for Cause or Good Reason Termination	578,635
Change in Control	1,175,317
Disability(1)	120,000
Death(2)	12,060
Voluntary and Involuntary for Cause Termination	—
James R. Callan
Involuntary Not for Cause or Good Reason Termination	426,802
Change in Control	561,824
Disability(1)	120,000
Death(2)	6,427
Voluntary and Involuntary for Cause Termination	—
G. Nicholas Jones (4)
Involuntary Not for Cause or Good Reason Termination(4)	285,000

(1) This amount includes $120,000, which is the maximum annual amount payable under LTD, and is not offset by other sources of income, such as social security. Payments under LTD would continue over the term of the disability.

(2) Surviving spouse benefits are payable under the applicable pension plan. Mr. Tiffany is a participant in the defined benefit pension plan that provides surviving spouse benefits. Messrs. Dolan, Stephens and Perna participate in our defined contribution plans.

(3) Mr. Goldberg's employment with the Company terminated as of May 31, 2012. This amount reflects the amount the Company actually paid Mr. Goldberg and not theoretical potential payments.
(4) Mr. Jones' employment with the Company terminated as of April 24, 2012. This amount reflects the amount the Company actually paid Mr. Jones and not theoretical potential payments.

Compensation Risk

At the direction of the Human Resources Committee, management annually conducts a comprehensive risk assessment of the Company's compensation policies and practices, which included the following actions:

•	Assigned a team, consisting of members of the human resources and internal audit functions, the responsibility to assess compensation risk;

•	Completed an inventory of the Company's compensation programs, with input from the Human Resources Committee's independent compensation consultant as to a framework for assessing compensation risk;

•
Reviewed both business and compensation risk to ensure that the Company's compensation plans appropriately take into account key business risk and do not have design flaws which motivate inappropriate or excessive risk taking; and

•	Reported its findings to the Human Resources Committee.

Management conducted this assessment of all compensation policies and practices for all employees, including the named executive officers, and determined that the compensation programs are not reasonably likely to have a material adverse effect on the Company. This process included a review of the Company's executive and non-executive incentive compensation programs. Management reviewed the results of this risk assessment with the Committee. During the review several risk mitigating factors inherent in the Company's compensation practices were noted, including the Human Resources Committee's discretion in approving executive compensation and establishing performance goals for short term and long term compensation plans, the Company's use of a balanced array of performance measures in its short term incentive plan, stock ownership guidelines for executive officers and the Company's compensation recovery policy.

Equity Compensation Plan Information

This table provides information regarding the equity authorized for issuance under our equity compensation plans as of December 31, 2012.

Plan Category(1)	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,731,576	(2)	$11.34	(3)	774,936
Equity compensation plans not approved by security holders(4)	105,201		N/A	(5)	N/A (6)
Total	1,836,777		N/A		774,936

(1)This table does not include information regarding the Company's 401(k) Plan.

(2)This number represents the gross number of underlying shares of common stock associated with outstanding stock options, restricted stock units and equity performance share award units granted under the Company's 1995 Directors Stock Option Plan (“1995 Plan”), 1996 Restricted Stock and Stock Option Plan (“1996 Plan”), 2000 Restricted Stock and Stock Option Plan (“2000 Plan”), 2004 Restricted Stock, Stock Option and Equity Compensation Plan (“2004 Plan”), and 2008 Omnibus Incentive Plan (“2008 Plan”, and, collectively, the “Plans”). As of December 31, 2012, 269,934 stock options awards remain outstanding for shares of common stock reserved for issuance under the Plans, and 291,888 restricted stock units and 1,169,754 equity performance share units remain outstanding for shares of common stock reserved for issuance under the Plans. The number of equity performance share units outstanding represents the maximum number of shares to be awarded under the Company's Long-Term Compensation Plans for the 2010-2012, 20110-2013 and 2012-2014 performance periods.

(3)Equity performance share award and restricted share units granted under the 2008 Plan do not have an exercise price and are settled for shares of the Company's common stock on a one-for-one basis based on actual performance compared to target goals or upon vesting. These awards have been disregarded for purposes of computing the weighted-average exercise price.

(4)The 1986 Directors Deferred Compensation Plan (“Directors Plan”) was not approved by the shareholders. Below is a brief description of the material features of the Directors Plan, but is qualified in its entirety by the text of such plan. We also granted 78,492 restricted stock units to Mr. Scott J. Dolan upon his appointment as President and Chief Executive Officer of the Company on October 15, 2012. These restricted stock units were a non-plan grant made under NYSE inducement grant rules.

Under the Directors Plan, a director may elect to defer receipt of up to 100% of his or her cash retainer and meeting fees. A director who defers board compensation may select either an interest or a stock equivalent investment option for amounts in the director's deferred compensation account. Fees deferred in the stock equivalent accounts are divided by the closing price of the Company's common stock on the day as of which such fees would otherwise have been paid to the director to yield a number of stock equivalent units. The stock equivalent account is credited on the dividend payment date with stock equivalent units equal to the product of the declared dividend per share multiplied by the number of stock equivalent units in the director's account on the record date of the dividend. Disbursement of the stock equivalent unit account may be in shares of Company common stock or in cash as designated by the director. If payment from the stock equivalent unit account is made in shares of the Company's common stock, the number of shares to be distributed will equal the number of full stock equivalent units held in the director's account. As of December 31, 2012, there were 26,709 shares reserved for issuance under the Directors Plan.

(5)The stock equivalent units granted under the Directors Plan do not have an exercise price and are settled for shares of the Company's common stock on a one-for-one basis or in cash. These awards have been disregarded for purposes of computing the weighted-average exercise price.

(6)There is no limit on the number of securities representing stock equivalent units remaining available for issuance under the Directors Plan.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

The Company will provide a copy of its Annual Report to any stockholder requesting a copy in writing. The Company will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees, and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, which also contains the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (not including exhibits and documents incorporated by reference), are available without charge to stockholders upon written request to the Company at 1420 Kensington Road, Suite 220, Oak Brook, Illinois 60523, Attention: Corporate Secretary.

STOCKHOLDER PROPOSALS

In order for proposals by stockholders to be considered for inclusion in the Company's proxy statement and form of proxy for the Company's 2014 annual meeting of stockholders, Maryland Law, the Company's Bylaws, and SEC and NYSE rules require that any stockholder proposals must be received no later than November 12, 2013. In addition, the Company's Bylaws require a stockholder who wishes to propose a nominee for election as a director or any other business matter for consideration at the 2014 annual meeting of stockholders to give advance written notice to the Company between December 26, 2013 and January 25, 2014.

Robert J. Perna
Vice President, General Counsel & Secretary
March 12, 2013

Appendix A

2008 A.M. CASTLE & CO. OMNIBUS INCENTIVE PLAN
(As Amended and Restated as of April 25, 2013)
1.Purpose and Effective Date. The purposes of the Plan are (a) to strengthen the ability of the Corporation and its Subsidiaries to attract and retain directors, key executives, and other key managerial, supervisory and professional employees, (b) to attract and align the interests of Participants with the long-term interests of the Corporation and its Subsidiaries and its stockholders, (c) to motivate Participants to put forth their maximum effort for the continuing growth of the Corporation and its Subsidiaries, (d) to further identify Participants' interests with those of the Corporation's stockholders, (e) to provide a means to encourage Stock ownership and proprietary interest in the Corporation, and (f) to provide incentive compensation opportunities that are competitive with those of other corporations in the same industries as the Corporation and its Subsidiaries; and thereby promote the interests of the Corporation and its Subsidiaries and its stockholders. The Plan is intended to provide Plan Participants with forms of long-term incentive compensation that are not subject to the deduction limitation rules prescribed under Code Section 162(m), and should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Code Section 162(m).

The Plan became effective upon the ratification by the holders of the majority of those shares present in person or by proxy at the Corporation's 2008 annual meeting of its stockholders on April 24, 2008, and was thereafter amended and restated on March 5, 2009, on December 9, 2010 and on April 28, 2011. The Plan shall be further amended and restated in the form provided herein, effective as of April 25, 2013, subject to approval by the Corporation's stockholders.
2.Definitions. Where the context of the Plan permits, words in the masculine gender shall include the feminine gender, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)	Award means the grant of incentive compensation under this Plan to a Participant.

(b)	Board means the board of directors of the Corporation.

(c)
Code means the Internal Revenue Code of 1986, as amended. Any reference in the Plan to a specific Section of the Code shall include such Section and any comparable provision of any future legislation amending, supplementing, or superseding such Section, and any valid regulation and other applicable authorities promulgated thereunder.

(d)	Committee means the Human Resources Committee of the Board and its subcommittee, or such other committees and subcommittees designated from time to time by the Board.

(e)	Corporation means A.M. Castle & Co., a Maryland corporation, or any successor thereto.

(f)	Covered Employee means a covered employee within the meaning of Code Section 162(m).

(g)	Equity Performance Award means an Award subject to the satisfaction of Performance Criteria and granted pursuant to section 10 below.

(h)
Exchange Act means the Securities Exchange Act of 1934, as amended. Any reference in the Plan to a specific Section of the Exchange Act shall include such Section and any comparable provision of any future legislation amending, supplementing, or superseding such Section, and any valid regulation and other applicable authorities promulgated thereunder.

(i)
Fair Market Value means the fair market value of Stock determined at any time in such manner as the Committee may deem equitable, including, without limitation, the closing market composite price of Stock as reported for the New York Stock Exchange-Composite Transaction as of the applicable date or, if Stock is not traded on that date, on the next preceding date on which Stock was so traded, except as otherwise specified in the Plan or as required by applicable law or regulation.

(j)
Incentive Stock Option means a Stock Option designed to meet the requirements of Code Section 422. Notwithstanding any provision in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Code Section 422, or, without the consent of the affected Participant, to cause any Incentive Stock Option previously granted to fail to qualify for the federal income tax treatment afforded under Code Section 421.

(k)	Nonqualified Stock Option means a Stock Option that is not an Incentive Stock Option.

(l)
Participant means (i) an employee of the Corporation or its Subsidiaries or (ii) an individual who is a member of the Board and who is not an employee of the Corporation or any of its Related Companies, who, in each case, has been designated by the Committee as eligible to receive an Award under the Plan.

(m)	Performance Cash Award means a cash incentive Award subject to the satisfaction of Performance Criteria and granted pursuant to section 11 below.

(n)
Performance Criteria means one or more business criteria (within the meaning of Code Section 162(m)) designated by the Committee, including, but not limited to, based, in whole or part, among any or a combination of the following: gross profit on sales, material gross profit (gross profit on material portion of sales), operating income, DSO (days sales outstanding on receivables), DSI (days sales outstanding on inventory), working capital employed, purchase variance, delivery variance, sales, earnings, earnings per share, pre-tax earnings, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), net earnings, net operating profit after taxes, return on assets or net assets, return on capital (including return on total capital or return on invested capital), share price (including, but not limited to, total shareholder return, relative total shareholder return and other measures of shareholder value creation), return on equity, return on investments, asset management, and the achievement of certain quantitatively and objectively determinable non-financial performance measures (including, but not limited to, strategic initiatives, customer service, safety, corporate development, and leadership development) and may include or exclude specified items of an unusual, non-recurring or extraordinary nature including, without limitation, changes in accounting methods, changes in inventory methods, changes in corporate taxation, unusual accounting gains and losses, changes in financial accounting standards or other extraordinary events causing dilution or diminution in the Corporation's earnings. Performance Criteria need not be the same for all Participants, and may be established for the Corporation as a whole or for its various groups, divisions, Subsidiaries and affiliates and may be measured relative to a peer group or index. The Committee at the time of establishing Performance Criteria may prescribe adjustments to the otherwise applicable Performance Criteria in the event of certain changes in the beneficial ownership of Stock or other corporate transaction, establish a minimum performance target for the applicable Performance Criteria (including adjustments thereto in the event of certain changes in the beneficial ownership of Stock or other corporate transaction), and provide for reduced payment if the applicable Performance Criteria is not achieved but the minimum performance target is met. In addition, measurement of the attainment of Performance Criteria may exclude, if the Committee provides in an Award agreement, impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by Generally Accepted Accounting Principles and as identified in the financial statements, in the notes to the financial statements, in the Management's Discussion and Analysis section of the financial statements, or in other U.S. Securities and Exchange Commission filings.

(o)
Performance Period means the period during which the Performance Criteria must be attained, as designated by the Committee, with a minimum of one year (or, in the case of an Equity Performance Award, a minimum of three years), subject to acceleration as determined by the Committee in its sole discretion.

(p)
Plan means this 2008 A.M. Castle & Co. Omnibus Incentive Plan, as amended (formerly known as the A.M. Castle & Co. 2008 Restricted Stock, Stock Option and Equity Compensation Plan immediately prior to April 28, 2011).

(q)
Qualified Retirement means, with respect to an employee, a termination from employment from the Corporation and all of its Related Companies that occurs after the employee attains at least age 65 and completes at least five years of continuous service as a full-time employee.

(r)
Related Company means any corporation during any period in which it is a Subsidiary or during any period in which it, directly or indirectly, owns fifty percent (50%) or more of the total combined voting power of all classes of stock of the Corporation that are entitled to vote.

(s)	Restricted Stock means Stock subject to a vesting condition specified by the Committee in an Award in accordance with section 9 below.

(t)
RSU means a restricted stock unit granting a Participant with the right to receive Stock at a date on or after vesting in accordance with the terms of such grant and/or upon the attainment of Performance Criteria specified by the Committee in the Award in accordance with section 9 below.

(u)	SAR means a stock appreciation right granted pursuant to section 8 below.

(v)	Stock means a share of common stock of the Corporation that, by its terms, may be voted on all matters submitted to stockholders of the Corporation generally.

(w)
Stock Option means the right to acquire shares of Stock at a certain price that is granted pursuant to section 7 below. The term Stock Option includes both Incentive Stock Options and Nonqualified Stock Options.

(x)
Subsidiary means any corporation or entity during any period in which the Corporation owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock entitled to vote or in which it has at least a 50% economic interest, and which is authorized to participate in the Plan.

3.Administration. The Plan will be administered by the Committee consisting of three or more directors of the Corporation as the Board may designate from time to time, each of whom shall satisfy such requirements as:

(a)	the U.S. Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Exchange Act;

(b)	the New York Stock Exchange may establish pursuant to its rule-making authority; and

(c)	the U.S. Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Code Section 162(m).

The Committee shall have the discretionary authority to manage and control the operation and administration of the Plan, to construe and interpret the Plan and any Awards granted hereunder, to establish and amend rules for Plan administration, to establish the terms and conditions of Awards, to change the terms and conditions of Awards at or after grant (subject to the provisions of sections 19 and 20 below), to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted under the Plan, and to make all other determinations which it deems necessary or advisable for the administration of the Plan.
Awards under the Plan to a Covered Employee may be made subject to the satisfaction of one or more Performance Criteria. Performance Criteria shall be established by the Committee for a Participant (or group of Participants) no later than ninety (90) days after the commencement of each Performance Period (or the date on which 25% of the Performance Period has elapsed, if earlier). The Committee may select one or more Performance Criteria and may apply those Performance Criteria on a corporate-wide, division, or business segment basis, or any combination thereof; provided, however, that the Committee may not increase the amount of compensation payable to a Covered Employee upon the satisfaction of Performance Criteria.
The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, if in writing signed by all the Committee members. Any interpretation or determination made by the Committee under the Plan shall be final and binding on all persons.

4.Participants. Participants may consist of all employees of the Corporation and its Subsidiaries and all non-employee directors of the Corporation; provided, however, the following individuals shall be excluded from participation in the Plan: (a) contract labor; (b) employees whose base wage or base salary is not processed for payment by the payroll department of the Corporation or any Subsidiary; and (c) any individual performing services under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Corporation enters into for service. Designation of a Participant in any year shall not require the Committee to designate that person to receive an Award in any other year or to receive the same type or amount of Award as granted to the Participant in any other year or as granted to any other Participant in any year. Except as otherwise agreed to by the Corporation and the Participant, any Award under the Plan shall not affect any previous Award to the Participant under the Plan or any other plan maintained by the Corporation or its Subsidiaries. The Committee shall consider all factors that it deems relevant in selecting Participants and in determining the type and amount of their respective Awards.

5.Shares Available under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 2,75,000 shares of Stock. Effective April 25, 2013, and subject to stockholder approval, an additional 600,000 shares of Stock are reserved for issuance under the Plan. Stock covered by an Award granted under the Plan shall not be counted as used unless and until actually issued and delivered to a Participant. Accordingly, if there is (a) a lapse, expiration, termination or cancellation of any Stock Option or other Award outstanding under the Plan prior to the issuance of Stock thereunder or (b) a forfeiture of any shares of Restricted Stock or Stock subject to Awards granted under this Plan prior to vesting, then the Stock subject to these Stock Options or other Awards shall be added to the Stock available for Awards under the Plan. In addition, any Stock covered by an SAR (including an SAR settled in Stock which the Committee, in its discretion, may substitute for an outstanding Stock Option) shall be counted as used only to the extent Stock is actually issued to the Participant upon exercise of the SAR. Finally, any Stock exchanged by an optionee as full or partial payment of the exercise price under any Stock Option exercised under the Plan, any Stock retained by the Corporation to comply with applicable income tax withholding requirements, and any Stock covered by an Award which is settled in cash, shall be added to the Stock available for Awards under the Plan. All Stock issued under the Plan may be either authorized and unissued Stock or issued and outstanding Stock reacquired by the Corporation (including, in the discretion of the Board, Stock purchased in the market). All of the available Stock may, but need not, be issued pursuant to the exercise of Incentive Stock Options.

With respect to Awards that are designed to comply with the performance-based compensation exception from the tax deductibility limitation of Code Section 162(m), except as otherwise provided in sections 10 and 11 below, no Participant may receive in any single calendar year Awards of the same type relating to more than 400,000 shares of Stock, as adjusted pursuant to section 14 below.

The Stock reserved for issuance and the other limitations set forth above shall be subject to adjustment in accordance with section 14 below.
6.Types of Awards, Payments, and Limitations. Awards under the Plan shall consist of Stock Options, SARs, Restricted Stock, RSUs, Equity Performance Awards, Performance Cash Awards, and other Stock or cash Awards, all as described below. Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee shall determine, and with the expectation that any Award of Stock shall be styled to preserve such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, and subject to the provisions of sections 19 and 20 below, may require or permit Participants to elect to defer the issuance of Stock or the settlement of Awards in cash under such rules and procedures as the Committee may establish under the Plan.

The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents and interest on such dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant's Plan account and are subject to the same vesting or Performance Criteria as the underlying Award. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Stock or Stock equivalents.
Awards shall be evidenced by an agreement, in such form and manner prescribed by the Committee in its discretion, that sets forth the terms, conditions and limitations of such Award. Such terms may include, but are not limited to, the term of the Award, the provisions applicable in the event the Participant's employment terminates, and the Corporation's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award, including, without limitation, the ability to amend such Awards to comply with changes in applicable law. An Award may also be subject to other provisions (whether or not applicable to similar Awards granted to other Participants) as the Committee determines appropriate, including, without limitation, provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the Participant's employment, requirements or inducements for continued ownership of Stock after exercise or vesting of Awards, or forfeiture of Awards in the event of termination of employment shortly after exercise or vesting or breach of noncompetition or confidentiality agreements following termination of employment. The Committee need not require the execution of any such agreement by a Participant. Acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms, conditions and limitations of the Award.
A Participant shall be required to repay to the Corporation or forfeit, as appropriate, any and all Awards granted hereunder to the extent required by applicable law or the “clawback” provisions of any policy adopted by the Committee or the Board, as each may be amended from time to time.
7.Stock Options. Stock Options may be granted to Participants, at any time as determined by the Committee; provided, however, that each Stock Option granted to non-employee Participants shall be a Nonqualified Stock Option. The Committee shall determine the number of shares subject to each Stock Option and whether the Stock Option is an Incentive Stock Option; provided, however, notwithstanding a Stock Option's designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Stock whose aggregate Fair Market Value exceeds $100,000, such Stock Options shall be treated as Nonqualified Stock Options. The exercise price for each Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Stock (or, in the case of an Incentive Stock Option granted to a Participant who is a 10% shareholder within the meaning of Code Section 422, 110% of the Fair Market Value of the Stock) on the date the Stock Option is granted unless the Stock Option is a substitute or assumed Stock Option granted pursuant to section 15 below or unless otherwise approved by stockholders as described below.

Each Stock Option shall expire at such time as the Committee shall determine at the time of grant. Stock Options shall be exercisable at such time and manner and subject to such terms and conditions as the Committee shall determine, including, but not limited to, the following:

(a)
No Stock Option may be exercised by a Participant (i) prior to the date on which the Participant completes one continuous year of employment with the Corporation or any Related Company after the date of the award thereof (or, in the case of a Participant who is a non-employee director, prior to the first anniversary of the date of the award thereof); or (ii) after the applicable date on which the Stock Option expires and is no longer exercisable.

(b)	An Incentive Stock Option shall expire and shall no longer be exercisable after the earliest of:

(i)the date that is the tenth anniversary (or, in the case of an Incentive Stock Option granted to a Participant who is a 10% shareholder within the meaning of Code Section 422, the fifth anniversary) of its grant;

(ii)the date that is three months after the Participant's continuous employment with the Corporation and all of its Related Companies terminates (for any reason other than the Participant's death), except in the case of disability (within the meaning of Code Section 22(e)(3)), the first anniversary of the date of such disability; or

(iii)the date established by the Committee, or the date determined under a method established by the Committee, at the time of the Award.

(c)	A Nonqualified Stock Option shall expire and shall no longer be exercisable after the earliest of:

(i)the date that is the tenth anniversary of its grant;

(ii)in the case of a Participant who is an employee, the date, if any, on which the Participant's continuous employment with the Corporation and all of its Related Companies terminates, except (A) in the case of a Qualified Retirement or a total and permanent disability (as defined by the Corporation's long term disability programs), the third anniversary of the date of such Qualified Retirement or total and permanent disability, or (B) to the extent otherwise provided in an enforceable agreement between a Participant and the Corporation, the date that is three months after the Participant's continuous employment with the Corporation and all of its Related Companies terminates;

(iii)in the case of a Participant who is a non-employee director, the date the Participant resigns from the Board, or in the event the Participant retires at or after attaining retirement age (as determined under the applicable policy established by the Board) or becomes totally and permanently disabled (as defined by the Corporation's long term disability programs), the third anniversary of the date of such retirement or total and permanent disability; or

(iv)the date established by the Committee, or the date determined under a method established by the Committee, at the time of the Award.

(d)	All rights to purchase shares of Stock pursuant to a Stock Option shall cease as of the date on which such Stock Option expires and is no longer exercisable.

The exercise price, upon exercise of any Stock Option, shall be payable to the Corporation in full by: (a) cash payment or its equivalent; (b) tendering previously acquired Stock purchased on the open market having a Fair Market Value at the time of exercise equal to the exercise price or certification of ownership of such previously-acquired Stock; (c) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds from the Stock Option shares or loan proceeds to pay the exercise price and any withholding taxes due to the Corporation; and (d) such other methods of payment as the Committee, in its discretion, deems appropriate. In no event shall the Committee, without stockholder approval, cancel any outstanding Stock Option with an exercise price greater than the then current Fair Market Value of the Stock for the purpose of reissuing any other Award to the Participant at a lower exercise price, cancel any outstanding Stock Option for the purpose of cashing out a Stock Option unless such cash-out occurs in conjunction with a change of control (but only to the extent otherwise provided in an enforceable agreement between a Participant and the Corporation), nor reduce the exercise price of an outstanding Stock Option. Reload options are not permitted.
8.Stock Appreciation Rights. SARs may be granted to Participants at any time as determined by the Committee. Notwithstanding any other provision of the Plan, the Committee may, in its discretion, substitute SARs which can be settled only in Stock for outstanding Stock Options. The grant price of a substitute SAR shall be equal to the exercise price of the related Stock Option and the substitute SAR shall have substantive terms (e.g., duration) that are equivalent to the related Stock Option. The grant price of any other SAR shall be equal to the Fair Market Value of the Stock on the date of its grant unless the SARs are substitute or assumed SARs granted pursuant to section 15 below. A SAR may be exercised upon such terms and conditions and for the term the Committee in its sole discretion determines; provided, however, that the term shall not exceed the Stock Option term in the case of a substitute SAR or ten years in the case of any other SAR, and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of an SAR, the Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying (a) the difference between the Fair Market Value of a share of Stock on the date of exercise and the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. The payment may be made in cash or Stock, at the discretion of the Committee, except in the case of a substitute SAR payment which may be made only in Stock. In no event shall the Committee, without stockholder approval, cancel any outstanding SAR with an exercise price greater than the then current Fair Market Value of the Stock for the purpose of reissuing any other Award to the Participant at a lower grant price, cancel any outstanding SAR for the purpose of cashing out a SAR unless such cash-out occurs in conjunction with a change of control (but only to the extent otherwise provided in an enforceable agreement between a Participant and the Corporation), nor reduce the grant price of an outstanding SAR.
9.Restricted Stock and RSUs. Restricted Stock and RSUs may be awarded or sold to Participants under such terms and conditions as shall be established by the Committee. Restricted Stock and RSUs shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(a)	a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period;

(b)
a requirement that the holder forfeit (or in the case of Restricted Stock or RSUs sold to the Participant, resell to the Corporation at cost) such Restricted Stock or RSUs in the event of termination of employment or service with the Corporation and all of its Related Companies during the period of restriction; and

(c)	the attainment of Performance Criteria.

Restricted Stock and RSU Awards that are subject to the attainment of Performance Criteria shall be subject to a Performance Period of at least one year and Restricted Stock and RSU Awards that are not subject to the attainment of any Performance Criteria shall be subject to the requirement that the Participant continuously be employed or perform service with the Corporation or any of its Related Companies for at least three years (with such three-year employment or service requirement generally determined beginning with the first day of the calendar year in which such Awards were granted to the Participant), subject in each case to acceleration as determined by the Committee in its sole discretion. All restrictions shall otherwise expire at such times as the Committee shall specify.
Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2008 A.M. Castle & Co. Omnibus Incentive Plan and an agreement entered into between the registered owner and A. M. Castle & Co. A copy of such Plan and agreement is on file in the office of the Secretary of A. M. Castle & Co., 1420 Kensington Road, Suite 220, Oak Brook, Illinois 60523.”
10.Equity Performance Awards. The Committee shall designate the Participants to whom Equity Performance Awards are to be awarded and determine the number of shares or units of Stock, the length of the Performance Period and the other terms and conditions of each such Award; provided the stated Performance Period will not be less than three years, subject to acceleration as determined by the Committee in its sole discretion, and, to the extent the Award is designed to constitute performance-based compensation under Code Section 162(m), Performance Criteria shall be established within 90 days of the period of service to which the Performance Criteria relate has elapsed. Each Equity Performance Award shall entitle the Participant to a payment in the form of Stock upon the attainment of Performance Criteria and other terms and conditions specified by the Committee. The Committee may, in its discretion, at any time after the date of the Equity Performance Award adjust the length of the designated period a Participant must hold any Stock delivered in accordance with the vesting of such Award to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of such period be less than one year. No Equity Performance Award may be paid to a Participant in excess of $2,000,000 for any single year.

Notwithstanding satisfaction of any Performance Criteria, the number of shares or units of Stock issued under an Equity Performance Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares or units of Stock earned upon satisfaction of any Performance Criteria by any Participant who is a Covered Employee. The Committee may, in its discretion, make a payment in the form of cash, Stock, or other equity based property, or any combination thereof, equal to the Fair Market Value of Stock otherwise required to be issued to a Participant pursuant to an Equity Performance Award.
Except as otherwise determined by the Committee in its sole discretion, a Participant who fails to achieve the applicable Performance Criteria or, subject to section 13 below, whose employment or service with the Corporation and all of its Related Companies terminates prior to the end of any vesting period, for any reason, shall forfeit all Equity Performance Awards remaining subject to any such applicable Performance Criteria or vesting period.
11.Performance Cash Awards. The Committee shall designate the Participants (excluding non-employee directors) to whom Performance Cash Awards are to be awarded and determine the amount of the Award and the terms and conditions of each such Award; provided the Performance Period will not be less than one year, subject to acceleration as determined by the Committee in its sole discretion, and, to the extent the Award is designed to constitute performance-based compensation under Code Section 162(m), Performance Criteria shall be established within 90 days of the period of service to which the Performance Criteria relate has elapsed. Each Performance Cash Award shall entitle the Participant to a payment in cash upon the attainment of Performance Criteria and other terms and conditions specified by the Committee. No Performance Cash Award may be paid to a Participant in excess of $2,000,000 for any single year. If a Performance Cash Award is earned in excess of $2,000,000, the amount of such Award in excess of this amount shall be deferred until the earlier of (a) the date on which the Participant ceases to be covered by Code Section 162(m), or (b) the first date on which the Committee anticipates or reasonably should anticipate that, if the payment of such excess amount were made on such date, the Corporation's deduction with respect to such payment would no longer be restricted due to the application of Code Section 162(m). Payment of a Performance Cash Award will be made to the Participant during the period beginning January 1 and ending March 15 of the calendar year following the end of the calendar year to which the Performance Cash Award relates, subject to any acceleration or delay in payment permitted under Code Section 409A.

Notwithstanding the satisfaction of any Performance Criteria, the amount to be paid under a Performance Cash Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned under Performance Cash Awards upon satisfaction of any Performance Criteria by any Participant who is a Covered Employee. The Committee may, in its discretion, substitute actual Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Cash Award.

Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment or service with the Corporation and all of its Related Companies terminates prior to the end of any vesting period or who fails to achieve the applicable Performance Criteria for any reason shall forfeit all Performance Cash Awards remaining subject to any such vesting period or applicable Performance Criteria.
12.Other Stock or Cash Awards. In addition to the incentives described in sections 6 through 11 above, the Committee may grant other incentives payable in cash or in Stock under the Plan as it determines to be in the best interests of the Corporation and subject to such other terms and conditions as it deems appropriate; provided an outright grant of Stock will not be made unless it is offered in exchange for cash compensation that has otherwise already been earned by the recipient.

13.Change of Control. Notwithstanding any provision in the Plan to the contrary, Awards granted hereunder shall be subject to such change in control provisions, if any, specified in an enforceable agreement between a Participant and the Corporation. If and to the event an Award is subject to Code Section 409A and any such enforceable agreement requires a payment or delivery of such Award following a change of control that would not be a permissible distribution event, as defined in Code Section 409A(a)(2), then the payment or delivery of such Award shall be made on the earlier of: (a) the date of payment or delivery originally provided for such Award; or (b) the date of termination of the Participant's employment or service with the Corporation or six months after such termination (other than by reason of death) in the case of a “specified employee” (as defined in Code Section 409A).

14.Adjustment Provisions.

(a)
In the event of any change affecting the number, class, market price or terms of the Stock by reason of share dividend, share split, recapitalization, reorganization, merger, consolidation, spin-off, disaffiliation of a Subsidiary, combination of Stock, exchange of Stock, Stock rights offering, or other similar event, or any distribution to the holders of Stock other than a regular cash dividend, the Committee shall equitably substitute or adjust the number or class of Stock which may be issued under the Plan in the aggregate or to any one Participant in any calendar year and the number, class, price or terms of shares of Stock subject to outstanding Awards granted under the Plan.

(b)
In the event of any merger, consolidation or reorganization of the Corporation with or into another corporation which results in the outstanding Stock of the Corporation being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis, for each share of Stock then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock will be entitled pursuant to the transaction.

15.Substitution and Assumption of Awards. The Board or the Committee may authorize the issuance of Awards under this Plan in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees of the Corporation or any Subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate. Any substitute Awards granted under the Plan shall not count against the Stock limitations set forth in section 5 above, to the extent permitted by Section 303A.08 of the Corporate Governance Standards of the New York Stock Exchange.

16.Nontransferability. Each Award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and each Stock Option and SAR shall be exercisable during the Participant's lifetime only by the Participant or, in the event of disability, by the Participant's personal representative. In the event of the death of a Participant, exercise of any Award or payment with respect to any Award shall be made only by or to the beneficiary, executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Award shall pass by will or the laws of descent and distribution. Subject to the approval of the Committee in its sole discretion, Stock Options may be transferable to charity or to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. Members of the immediate family means the Participant's spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

17.Taxes. The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or Stock deliverable under the Plan, after giving notice to the person entitled to receive such payment or delivery, and the Corporation may defer making payment or delivery as to any Award, if any such tax is payable, until indemnified to its satisfaction. A Participant may pay all or a portion of any withholding limited to the minimum statutory amount arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of Stock hereunder by electing to have the Corporation withhold Stock having a Fair Market Value equal to the amount required to be withheld.

18.Duration of the Plan. The Plan shall be limited in duration to ten (10) years and shall expire on April 23, 2018. In the event of the termination of the Plan, the Plan shall remain in effect with respect to any Awards granted hereunder on or before the date of termination, to the extent such Award remains outstanding.

19.Amendment and Termination. The Board may amend the Plan from time to time or terminate the Plan at any time. However, unless expressly provided in an Award or the Plan, no such action shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant's consent; provided, however, that the Committee may, in its discretion, substitute SARs which can be settled only in Stock for outstanding Stock Options, and may require an Award be deferred pursuant to section 6 hereto, without a Participant's consent; and further provided that the Committee may amend or terminate an Award to comply with changes in law without a Participant's consent. Notwithstanding any provision of the Plan to the contrary, the provisions in each of section 7 and section 8 of the Plan (regarding the cancellation, reissuing at a relatively reduced price, or cash-out of Stock Options and SARs, respectively) shall not be amended without stockholder approval. Notwithstanding any provision of the Plan to the contrary, if and to the extent that Awards under the Plan are subject to the provisions of Code Section 409A, then the Plan as applied to those amounts shall be interpreted and administered so that it is consistent with Code Section 409A.

The Corporation shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable laws, regulations, or stock exchange rules.
20.Other Provisions.

(a)
In the event any Award under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion: (i) modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules consistent with the purposes of the Plan; and (ii) cause the Corporation to enter into an agreement with any local Subsidiary pursuant to which such Subsidiary will reimburse the Corporation for the cost of such equity incentives.

(b)
Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's employment or service with the Corporation; nor interfere in any way with the Participant's right or the Corporation's right to terminate such relationship at any time, with or without cause, to the extent permitted by applicable laws and any enforceable agreement between the Participant and the Corporation.

(c)
No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee, in its discretion, shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock, or whether such fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(d)
In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been contained in the Plan (but only to the extent that such provision cannot be appropriately reformed or modified).

(e)
Payments and other benefits received by a Participant under an Award made pursuant to the Plan generally shall not be deemed a part of a Participant's compensation for purposes of determining the Participant's benefits under any other employee benefit plans or arrangements provided by the Corporation or a Subsidiary, unless the Committee expressly provides otherwise in writing or unless expressly provided under such plan.

(f)
Notwithstanding any other provision of the Plan, the Corporation shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of the U.S. Securities Exchange Commission, New York Stock Exchange, or similar entity. Prior to the issuance of any shares of Stock under the Plan, the Corporation may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. In the case of a Participant who is subject to Section 16

(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any election to satisfy tax withholding obligations through the withholding or surrender of shares of Stock as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) of the Exchange Act or to obtain any exemption therefrom.

(g)
Payments and benefits under the Plan are intended to be exempt from Code Section 409A. If and to the extent any such payment or benefit is determined to be subject to Code Section 409A, such payment or benefit shall comply with Code Section 409A, including, without limitation, the 6-month payment delay applicable to a specified employee (within the meaning of Code Section 409A), and, accordingly, to the maximum extent permitted, such payment or benefit shall be paid or provided under such other conditions determined by Committee that cause such payment or benefit to be in compliance with, or not be subject to, Code Section 409A and the Plan shall be construed and administered accordingly to achieve that objective. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original economic benefit to the Participant of the applicable provision without violating the provisions of Code Section 409A. The Corporation makes no representation that any or all of the payments or benefits provided under the Plan will be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to any such payments or benefits. In no event whatsoever shall the Corporation be liable for any additional tax, interest or penalty that may be imposed on a Participant by Code Section 409A or damages for failing to comply with Code Section 409A.

(h)
A Participant and each other person entitled to receive a payment with respect to any Award granted hereunder shall cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be required in order to facilitate the administration of the Plan and payments hereunder.

21.Governing Law. The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the conflict of laws principles of any jurisdiction. Any legal action related to this Plan shall be brought only in a federal or state court located in Illinois.